PARTICIPATION AGREEMENT

Dated as of September 22, 2000

among

THE PEP BOYS - MANNY, MOE & JACK
THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA
PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

as the Lessee,

THE VARIOUS PARTIES HERETO FROM TIME TO TIME, as the Guarantors

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee, jointly and severally, under the 1995 Pep Boys Leased Property Trust and/or 1997 Pep Boys II Leased Property Trust (as applicable),


THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM TIME TO TIME, as the Holders,

THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM TIME TO TIME, as the Lenders,

and


FIRST UNION NATIONAL BANK,
as the Agent for the Lenders
and respecting the Security Documents,
as the Agent for the Secured Parties

and

FIRST UNION SECURITIES, INC.,
as the Arranger


 TABLE OF CONTENTS

Page

SECTION 1.  THE LOANS AND HOLDER ADVANCES.                               1
SECTION 2.  INTENTIONALLY RESERVED                                       2
SECTION 3.  SUMMARY OF TRANSACTIONS.                                     2
3.1.    Operative Agreements.                                            2
3.2.    Property Refinance.                                              2
3.3.    Intentionally Reserved.                                          2
3.4.    Intentionally Reserved.                                          2
SECTION 4.  THE CLOSINGS.                                                2
SECTION 5.  CLOSING CONDITIONS.                                          3
5.1.    General.                                                         3
5.2.    Procedures for Funding.                                          3
5.3.    Conditions Precedent for the Lessor, the Agent, the
        Lenders and the Holders Relating to the Advances on
        the Closing Date.                                                4
5.4.    [Intentionally Reserved].                                        7
5.5.    [Intentionally Reserved].                                        7
5.6.    [Intentionally Reserved].                                        7
5.7.    [Intentionally Reserved].                                        7
5.8.    Payments.                                                        8
SECTION 6.  REPRESENTATIONS AND WARRANTIES.                              8
6.1.    Representations and Warranties of the Borrower.                  8
6.2.    Representations and Warranties of Each Credit Party.            10
SECTION 6B.  GUARANTY                                                   13
6B.1.   Guaranty of Payment and Performance.                            13
6B.2.   Obligations Unconditional.                                      14
6B.3.   Modifications.                                                  15
6B.4.   Waiver of Rights.                                               15
6B.5.   Reinstatement.                                                  15
6B.6.   Remedies.                                                       16
6B.7.   Limitation of Guaranty.                                         16
SECTION 7. PAYMENT OF CERTAIN EXPENSES.                                 17
7.1.    Transaction Expenses.                                           17
7.2.    Brokers' Fees.                                                  17
7.3.    Certain Fees and Expenses.                                      17
7.4.    [Intentionally Reserved].                                       18
7.5.    Administrative and Up Front Fees.                               18
SECTION 8.  OTHER COVENANTS AND AGREEMENTS.                             18
8.1.    Cooperation with Lessee.                                        18
8.2.    Covenants of the Owner Trustee and the Holders.                 18
8.3.    Credit Party Covenants, Consent and Acknowledgment.             20
8.4.    Sharing of Certain Payments.                                    23
8.5.    Grant of Easements, etc.                                        23
8.6.    Appointment by the Agent, the Lenders, the Holders
        and the Owner Trustee.                                          23
8.7.    Collection and Allocation of Payments and Other Amounts.        24
8.8.    Release of Properties, etc.                                     27
8.9.    Lessor; Borrower; Owner Trustee; Lessee.                        28
8.10    Distribution of Proceeds from the Properties.                   29
SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.                       29
9.1.    The Lessee's Credit Agreement Rights.                           29
9.2.    Lessee's Trust Agreement Rights.                                30
SECTION 10.  TRANSFER OF INTEREST.                                      30
10.1.   Restrictions on Transfer.                                       30
10.2.   Effect of Transfer.                                             31
SECTION 11.  INDEMNIFICATION.                                           31
11.1.   General Indemnity.                                              31
11.2.   General Tax Indemnity.                                          34
11.3.   Increased Costs, Illegality, etc.                               38
11.4.   Funding/Contribution Indemnity.                                 40
11.5.   EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE,
        STRICT LIABILITY, ETC.                                          41
SECTION 12.  MISCELLANEOUS.                                             41
12.1.   Survival of Agreements.                                         41
12.2.   Notices.                                                        42
12.3.   Counterparts.                                                   43
12.4.   Terminations, Amendments, Waivers, Etc.;
        Unanimous Vote Matters.                                         44
12.5.   Headings, etc.                                                  44
12.6.   Parties in Interest.                                            44
12.7.   GOVERNING LAW; SUBMISSION TO JURISDICTION;
        WAIVER OF JURY TRIAL; VENUE.                                    44
12.8.   Severability.                                                   45
12.9.   Liability Limited.                                              45
12.10.  Rights of the Credit Parties.                                   46
12.11.  Further Assurances.                                             47
12.12.  Calculations under Operative Agreements.                        47
12.13.  Confidentiality.                                                47
12.14.  Financial Reporting/Tax Characterization.                       48
12.15.  Set-off.                                                        49
12.16.  Approval of Exhibits.                                           49
12.17.  Filing of Security Documents.                                   49


EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Secretary's Certificate - Section 5.3(z)

D- Form of Officer's Certificate - Section 5.3(aa)

E - Form of Secretary's Certificate - Section 5.3(cc)

F - Form of Officer's Certificate - Section 5.3(dd)

G - Form of Outside Counsel Opinion for the Owner Trustee - Section 5.3(ee)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ff)

I - [Intentionally Reserved]

J - [Intentionally Reserved]

K -Description of Material Litigation - Section 6.2(d)

L - State of Incorporation/Formation and Principal Place of Business of Each Guarantor - Section 6.3(i)

M - Property Cost Certificate

N - Intercreditor Agreement

Appendix A - Rules of Usage and Definitions

 PARTICIPATION AGREEMENT


        THIS PARTICIPATION AGREEMENT dated as of September 22, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among THE PEP BOYS - MANNY, MOE & JACK a Pennsylvania corporation, THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation and PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (jointly and severally, the "Lessee"); THE PEP BOYS - MANNY, MOE & JACK and the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the "Guarantors"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee, jointly and severally, under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable) (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable) (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); and FIRST UNION NATIONAL BANK, a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

        In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  THE LOANS AND HOLDER ADVANCES.

        Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor and the Holders have agreed to make Holder Advances to the Lessor on the Closing Date pursuant to the terms of this Agreement, the Credit Agreement, the Trust Agreement and the other Operative Agreements in an aggregate principal amount of up to $143,000,000.00 in order for the Lessor to refinance the Existing Debt and pay certain Transaction Expenses in connection therewith and in consideration of the receipt of proceeds of the Loans and Holder Advances, the Lessor will issue the Notes and the Holder Certificates.


SECTION 2.  INTENTIONALLY RESERVED


SECTION 3.  SUMMARY OF TRANSACTIONS.

        3.1.    Operative Agreements.

        On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto. The Operative Agreements are being executed to amend, restate and replace in their entirety all of the documentation regarding the Existing Debt and to refinance such Existing Debt.

        3.2.    Property Refinance.

        On the Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement,
(c) the Lessor will grant the Agent a lien on each Property by execution of the required Security Documents, (d) the Lessee will grant the Owner Trustee a lien on certain of its assets, which lien will be assigned to Agent as collateral, (e) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to each Property and (f) the Term shall commence with respect to each Property.

        3.3.    Intentionally Reserved.

        3.4.    Intentionally Reserved.


SECTION 4.  THE CLOSINGS.


        All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

        Lessee shall deliver to the Agent an irrevocable requisition (a "Requisition") in accordance with Section 5.2, in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with the Loans and Holder Advances to be extended on the Closing Date.

SECTION 5.  CLOSING CONDITIONS.

        5.1.    General.

                To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of Lessee to refinance the Existing Debt in accordance with the terms of this Agreement and the other Operative Agreements, and (ii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1.

        5.2.    Procedures for Funding.

                (a) Lessee shall deliver to the Agent, prior to 12:00 Noon Charlotte, North Carolina time at least three (3) Business Days prior to the Closing Date, a Requisition as described in Section 4 hereof and Agent shall promptly provide copies thereof to Lenders.

                (b) Subject to the satisfaction of the conditions precedent set forth in Section 5.3 on the Closing Date (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in the Requisition (ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding sixty-nine and ninety-three hundredths percent (69.93%) of the Requested Funds and the Tranche B Lenders funding twenty-seven and seven hundredths percent (27.07%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Lender Commitments; (ii) the Holders shall make Holder Advances based on their respective Holder Commitments in an aggregate amount equal to three percent (3%) of the amounts requested in the Requisition, up to the aggregate advanced amount equal to the aggregate of the Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on the Closing Date shall be used by the Lessor to refinance the Existing Debt and pay the Transaction Expenses related thereto.

                (c)     [Intentionally Reserved]

                (d) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes and Certificates, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

        5.3. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Advances on the Closing Date.

        The obligations on the Closing Date, of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date, as the case may be:

                (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

                (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to the Closing Date;

                (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                (e) the relevant Lessee shall have delivered to the Agent a good standing certificate for Lessee in the state where each Property is located.

                (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by the Requisition;

                (g) Lessee shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property, with such endorsements as the Agent deems reasonably necessary, in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, but only with such title exceptions thereto as are acceptable to the Agent;

                (h) Lessee shall have delivered to the Agent an environmental insurance policy providing coverage for each such Property, in form and substance reasonably acceptable to the Agent;

                (i) Lessee shall have delivered to the Agent a survey (with a flood hazard certification) and a separate flood hazard certificate respecting each Property prepared by (i) an independent recognized professional acceptable to the Agent and (ii) in a manner and including such information as is required by the Agent;

        (j) Lessee shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel acceptable to the Agent and a separate flood hazard certificate respecting the Property prepared by an independent recognized professional acceptable to the Agent;

                (k) Each of the parties hereto shall agree to the Loan Property Cost, the Holder Property Cost and the Property Cost for each Property and such amounts for each Property shall be contained on Exhibit M attached hereto.

                (l) Lessee shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1 of this Agreement, as appropriate;

                (m) Lessee shall have caused to be delivered to the Agent Mortgage Instruments (in such form as is acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

                (n) Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as EXHIBIT B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                (o) Lessee shall have caused all of the conditions precedent to the initial loans under the Lessee Credit Agreement to be satisfied or waived in writing;

                (p)     [Intentionally Reserved];

                (q) Lessee shall have provided evidence to the Agent proof of insurance with respect to the Property as provided in the Lease;

                (r) Lessee shall have caused an Appraisal regarding the Property to be provided to the Agent from an appraiser selected by the Agent and the other Financing Parties and the aggregate amount of such Appraisal shall be acceptable to the Agent;

                (s) Lessee shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

                (t) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

                (u)     [Intentionally Reserved];

                (v) since the date of the most recent audited financial statements (as delivered pursuant to the requirements of the Lessee Credit Agreement) of the Credit Parties (on a consolidated basis), there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                (w) the Agent shall have received an Officer's Certificate, dated as of the Closing Date, of the Lessee, including without limitation Pep Boys Parent, Pep Boys - California and Pep Boys - Delaware in the form attached hereto as EXHIBIT C or in such other form as is acceptable to the Agent stating that (i) each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it; and (iv) each Credit Party has duly performed and complied in all material respects with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

                (x) the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state. To the extent any Credit Party is a partnership, a limited liability company or is otherwise organized, such Person shall deliver to the Agent (in form and substance satisfactory to the Agent) as of the Closing Date (A) a certificate regarding such Person and any corporate general partners covering the matters described in EXHIBIT D and (B) a good standing certificate, a certificate of limited partnership or a local equivalent of either the foregoing as applicable;

                (y)     [Intentionally Reserved];

                (z) the Agent shall have received an Officer's Certificate of the Lessor dated as of the Closing Date in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied in all material respects with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

                (aa) the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as EXHIBIT F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party,
(B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

                (bb) counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to the Agent; and

                (cc) Lessee shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT H or in such other form as is reasonably acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel acceptable to the Agent.

        5.4.    [Intentionally Reserved].

        5.5.    [Intentionally Reserved].

        5.6.    [Intentionally Reserved].

        5.7.    [Intentionally Reserved].


        5.8.    Payments.

        All payments of principal, interest, Holder Advances, Holder Yield and other amounts to be paid by Lessee under this Agreement or the Lease (including, without limitation, Rent, damages, payments in respect of the Termination Value and other amounts) or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be paid by or on behalf of Lessee to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.


SECTION 6.  REPRESENTATIONS AND WARRANTIES.

        6.1.    Representations and Warranties of the Borrower.

        The Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (c) (second sentence), (g), (h), (j) and (k) are made solely in its capacity as the Borrower:

                (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any federal or Connecticut Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under,
(A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any federal or Connecticut Governmental Action by any federal or Connecticut Governmental Authority regulating its banking or trust powers;

                (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before the Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company in accordance with the terms thereof. The Trust Agreement and each other Operative Agreement to which the Owner Trustee is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Owner Trustee, in accordance with the terms thereof;

                (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                (e) It, either in its individual capacity or as the Owner Trustee, has not assigned or transferred any of its right, title or interest in or under the Lease, or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

                (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee, either in its individual capacity or as the Owner Trustee, for any purpose other than to refinance the Existing Debt and to pay Transaction Expenses and the fees, expenses and other disbursements referenced in Section 7 of this Agreement;

                (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 225 Asylum Street, Goodwin Square, Hartford, CT 06103;

                (j) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                (k) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee, either in its individual capacity or as the Owner Trustee; and

                (l) The Owner Trustee, in its trust capacity, is not a party to any documents, instruments or agreements other than the Operative Agreements executed by the Owner Trustee, in its trust capacity.

        6.2.    Representations and Warranties of Each Credit Party.

        Each Credit Party represents and warrants to each of the other parties hereto that as of the date hereof and with respect to specific paragraphs, as of the dates referenced therein:

                (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Section 9.6 of the Lessee Credit Agreement;

        (b) (i) The Lessee is a corporation duly organized and validly existing and in good standing under the laws of the State set forth after its name: The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation and each Guarantor, except The Pep Boys - Manny, Moe & Jack, is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and each Credit Party has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party and has the corporate power and authority to act as the Lessee or the Guarantor, as the case may be, and to enter into and perform the obligations under each of the other Operative Agreements to which it is a party or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such date in connection with or as contemplated by each such Operative Agreement to which it is a party or will be a party;

        (ii) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of the Closing Date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries,
(B) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

                (c) This Agreement and the other applicable Operative Agreements, executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

                (d) There are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that have or could reasonably be expected to have a Material Adverse Effect; provided, for purposes of disclosure, the Credit Parties have described the litigation set forth on EXHIBIT K;

                (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

                (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and
(ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                (g) Except as otherwise contemplated by the Operative Agreements, Lessee shall not use the proceeds of any Holder Advance or Loan for any purpose other than to the refinance of the Existing Debt and to pay Transaction Expenses and the fees, expenses and other disbursements referenced in Section 7 of this Agreement;

                (h) All information heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                (i) The principal place of business, chief executive office and office of the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 3111 W. Allegheny Ave., Philadelphia, PA 19132 and the states of formation and the chief executive offices of each other Credit Party are located at the places set forth in EXHIBIT L;

                (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of the Advance;

                (k)     [Intentionally Reserved];

                (l) The Lessor has good and marketable fee simple title to subject only to (i) such Liens referenced in the title exceptions on the title commitment (issued in connection with Section 5.3(g)) and reasonably acceptable to the Agent on the Closing Date and (ii) subject to Section 5.7, Permitted Liens after the Closing Date;

                (m) No portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                (n) Each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

                (o) Each Property complies with all Legal Requirements in all material respects as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect; and

                (p) All utility services and facilities necessary for the operation of the Improvements and the operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land.


SECTION 6B.  GUARANTY

        6B.1.   Guaranty of Payment and Performance.

        Subject to Section 6B.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party and the Trust Company the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the indebtedness of the Lessor evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Lease. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties and the Trust Company under this Section 6B shall be subject to the provisions of Section 8.2(h) and 8.6.

        6B.2.   Obligations Unconditional.

        Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee or any other Guarantor of the Company Obligations for amounts paid under this Section 6B until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen.
Stat.  26-7 through 26-9.   Each Guarantor further agrees that nothing
contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Lessee or by reason of the bankruptcy or insolvency of the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this
Section 6B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

        6B.3.   Modifications.

        Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

        6B.4.   Waiver of Rights.

        Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any Financing Party and of all extensions of credit or other Advances to the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, each Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantors' payments shall be automatically due).

        6B.5.   Reinstatement.

        The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        6B.6.   Remedies.

        The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

        6B.7.   Limitation of Guaranty.

        Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

        Subject to Section 6B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

        6B.8.   Payment of Amounts to the Agent.

        Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released, any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.

SECTION 7. PAYMENT OF CERTAIN EXPENSES.

        7.1.    Transaction Expenses.

                The Lessor agrees on the Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the transactions consummated on the Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements, the initial fees and expenses of the Owner Trustee due and payable on the Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with the Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1 only from the proceeds of Loans and Holder Advances received by the Owner Trustee. The Lessee agrees to timely pay all amounts referenced to in this
Section 7.1 to the extent not paid by the Owner Trustee.

        7.2.    Brokers' Fees.

        The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements. Except fees due to First Union Securities, Inc., no Financing Party has dealt with any broker in connection with the transactions contemplated by the Operative Agreements.

        7.3.    Certain Fees and Expenses.

        The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement, any of the Operative Agreements and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by any Credit Party, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Lessee or any third party and
(d) all reasonable costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

        7.4.    [Intentionally Reserved].

        7.5.    Administrative and Up Front Fees.

        The Lessee shall pay or cause to paid an administrative fee to the Agent (for its individual account) and such other fees set forth in and on the terms and conditions set forth in the engagement letter dated on or about August 8, 2000 addressed to Mr. George Babich, Chief Financial Officer of The Pep Boys - Manny, Moe & Jack from Mr. Peter M. Budko, Managing Director - Corporate Real Estate and Asset Finance. The Lessee shall pay or cause to be paid an up front fee to the Agent for the account of the Tranche B Lenders and the Holders on the terms and conditions set forth in the up front fee letter dated as of August 21, 2000 addressed to Mr. George Babich, Chief Financial Officer of The Pep Boys - Manny Moe & Jack, from Mr. William C. Green, Director at First Union Securities, Inc.


SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

        8.1.    Cooperation with Lessee.

        The Holders, the Lenders, the Lessor (at the direction provided pursuant to the Intercreditor Agreement) and the Agent shall, at the expense of and to the extent reasonably requested by Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with Lessee in connection with Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

        8.2.    Covenants of the Owner Trustee and the Holders.

        Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

                (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

                (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement,
(ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and
(iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

                (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

                (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or any other obligations or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

                (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement and the Holders will instruct the Owner Trustee to take any action required by it under the terms of any Operative Agreement;

                (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 225 Asylum Street, Goodwin Square, Hartford, CT 06103 (or with respect to Properties located in the State of California, 633 West 5th Street, Los Angeles, CA 90017) or if it shall change its name or its jurisdiction of organization; and

                (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and
9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h), (i) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, in a manner inconsistent with the terms of the Intercreditor Agreement and (ii) Owner Trustee shall, or Agent on behalf of Owner Trustee, shall during the continuance of an Event of Default and immediately upon the request of the Congress demand immediate payment in full of all of the Company Obligations under the Lease (including the payment in respect of the Termination Value).

        8.3.    Credit Party Covenants, Consent and Acknowledgment.

                (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent in accordance with the terms of the Intercreditor Agreement and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

                (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

                (d) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time by any Credit Party under the Lease by any Person to the Lessor, the Agent (whether as assignee of Lessor or otherwise), any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Credit Parties shall include without limitation arrangement fees, administrative fees, unused fees, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Lease.

                (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence and continue of an Event of Default and for so long as the same is continuing.

                (f) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Lease by any Person to the Lessor, the Agent (whether as assignee of Lessor or otherwise), any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include the Supplemental Rent obligations pursuant to this Section 8.3(f), Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Lease.

                (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                (h)     [Intentionally Reserved].

                (i)     [Intentionally Reserved].

                (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 3111 W. Allegheny Ave., Philadelphia, PA 19132 or if it shall change its name or jurisdiction of incorporation.

        (k)     [Intentionally Reserved].

                (l)     [Intentionally Reserved].

                (m)     [Intentionally Reserved].

                (n) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when such Credit Party gains such knowledge.

                (o) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Lender Commitments and the Holder Commitments terminated unless consent has been obtained pursuant to the Intercreditor Agreement, each Credit Party will:

                (i) except as permitted by the express provisions of the Lessee Credit Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect;

                (ii) pay and perform all obligations of the Credit Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this Section 8.3(p)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                (iii) to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business; and not permit the termination of any insurance reimbursement program available to any Property; and

                (iv) provided that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the business of the Credit Parties, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its Properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.


        8.4.    Sharing of Certain Payments.

        Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

        8.5.    Grant of Easements, etc.

        The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, testing or operation of any Property, including without limitation reciprocal easement agreements, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

        8.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee.

        Each Holder hereby appoints the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as determined in accordance with the terms of the Intercreditor Agreement; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7 or as may otherwise be required under the Intercreditor Agreement. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of
Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under
Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

        8.7.    Collection and Allocation of Payments and Other Amounts.

                (a) Each Credit Party has agreed pursuant to Section 5.8 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person (including without limitation, payments in respect of the Termination Value) and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Subject to the terms and condition set forth below, ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate
Property Cost.  Ratable distributions among the Tranche A Lenders under this
Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Tranche A Loans to the aggregate of all the Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Tranche B Loans to the aggregate of all the Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Loans to the aggregate of all the Loans. Subject to the terms and condition set forth below, ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Advances to the aggregate of all the Holder Advances.

                (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) or otherwise shall be applied and allocated as follows (subject in all cases to Section 8.7
(c)):

                (i) Any such payment or amount identified as or deemed to be Basic Rent and not otherwise required to be distributed pursuant to Sections 8.7(b)(iii) or 8.7(b)(iv) shall be applied and allocated by the Agent ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date.

                (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(C) in accordance with Sections 8.7(b)(iii) and 8.7(b)(iv) hereof.

                (iii) Any proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section
22.3 of the Lease shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, to any and all other amounts owing under the Operative Agreements to the Lenders under or in connection with the Tranche B Loans, third, ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Tranche A Lenders under or in connection with the Tranche A Loans, fifth, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, sixth, to any and all other amounts owing under the Operative Agreements to the Holders, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to any Financing Party pursuant to the Operative Agreements as the Holders shall determine in accordance with the Operative Agreements; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

                (iv) (A) Any such payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties, (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) or otherwise under this Section 8.7(b)(iv) (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties) (C) any proceeds from the sale or other disposition of the Tranche A Priority Collateral, and (D) any other amount payable by any Guarantor, not otherwise covered by Sections 8.7(b)(i) or 8.7(b)(iii) or otherwise under this Section 8.7(b)(iv), pursuant to Section 6B shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding (and to the extent amounts received are received pursuant to 8.7(b)(iv)(C), to the payment of the Revolving Loan Obligations, as Congress may determine), second, to any and all other amounts owing under the Operative Agreements to the Tranche A Lenders under or in connection with the Tranche A Loans, third, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, fourth, to the payment of any other amounts owing under the Operative Agreements to the Tranche B Lenders under or in connection with the Tranche B Loans, fifth, to the extent amounts received are not received pursuant to 8.7(b)(iv)(C), ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, sixth, to the extent amounts received are not received pursuant to 8.7(b)(iv)(C), to any and all other amounts owing under the Operative Agreements to the Holders, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to any Financing Party pursuant to the Operative Agreements as the Holders shall determine in accordance with the Operative Agreements.

                (v) Any payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                (c) Upon the payment in full of the Loans, the Holder Advances and all other amounts then due and owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Holders, the Agent, the Owner Trustee and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee except as may otherwise be required by applicable law. It is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

        8.8.    Release of Properties, etc.

        If the Lessee shall at any time purchase any Property pursuant to the Lease, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Property from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Lender Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

        8.9.    Lessor; Borrower; Owner Trustee; Lessee.

                (a) The parties hereto acknowledge and agree that term "Lessor" includes the Trust Company not in its individual capacity, but solely as trustee under 1995 Pep Boys Leased Property Trust and Trust Company not in its individual capacity, but solely as trustee under 1997 Pep Boys II Leased Property Trust, in each case, to the extent of such Person's interest in any Property being leased to the Lessee. Similarly, the parties hereto acknowledge and agree that the term "Borrower" includes Trust Company not in its individual capacity, but solely as trustee under 1995 Pep Boys Leased Property Trust and Trust Company not in its individual capacity, but solely as trustee under 1997 Pep Boys II Leased Property Trust jointly and severally as co-borrowers as specified in Appendix A hereto. Similarly, the parties hereto acknowledge and agree that the term "Owner Trustee" includes Trust Company not in its individual capacity, but solely as trustee under 1995 Pep Boys Leased Property Trust and Trust Company not in its individual capacity, but solely as trustee under 1997 Pep Boys II Leased Property Trust. Similarly, the parties hereto acknowledge and agree that the term "Lessee" includes Pep Boys Parent, Pep Boys California and Pep Boys Delaware jointly and severally as co-lessees. The parties further acknowledge and agree that the multi-Person Lessor, multi-Person Owner Trustee, multi-Person Borrower and multi-Person Lessee provided for in the Operative Agreements was implemented at the request of and as an accommodation to the Credit Parties. Accordingly, the use of such structure shall not be interpreted or construed in any manner (and no Credit Party shall take any action or make any claim or counterclaim as a result of such structure) that would be disadvantageous to or would result in any cost or expense to, the Agent, any Lender, any Holder, the Owner Trustee, or any other Financing Party or that would limit the responsibility of any Credit Party under the Operative Agreements that would not have resulted had the multi-Person Lessor, multi-Person Owner Trustee, multi-Person Borrower and multi-Person Lessee structure not been implemented, and Lessee agrees to indemnify and hold harmless each such party from any such cost or expense. Notwithstanding the foregoing, at the direction of the Lessee, on behalf of Credit Parties, each of the foregoing parties agrees to take such action but at the risk, cost and expense of the Lessee as reasonably requested by the Lessee, on behalf of Credit Parties, in order to minimize any incremental cost and expenses inherent in the multi-Person Lessor, multi-Person Owner Trustee, multi-Person Borrower and multi-Person Lessee structure provided for in the Operative Agreements.

                (b) With respect to any action required to be taken by the Lessor under any Operative Agreement, which action has not been delegated to the Agent hereunder, such action may be taken by the Person comprising the Lessor that owns the Property affected by such action. In the event that no Property is affected or all Properties are affected, such action shall be required to be taken by all Persons comprising the Lessor or by any such Person designated by all Persons comprising the Lessor. Similarly, in the case of any action to be taken by the Borrower under any Operative Agreement, which action is not delegated to any other Person pursuant to any Operative Agreement, such action shall be taken by all Persons comprising the Borrower or by such Person as designated by all Persons comprising the Borrower.
Similarly, in the case of any action to be taken by the Owner Trustee under any Operative Agreement, which action is not delegated to any other Person pursuant to any Operative Agreement, such action shall be taken by all Persons comprising the Owner Trustee or by such Person as designated by all Persons comprising the Owner Trustee.

        8.10    Distribution of Proceeds from the Properties.

        Each of the Financing Parties hereby agrees that to the extent any amounts that are to be distributed pursuant to Section 8.7(b)(iii) have been received, such amounts shall be applied in the order set forth in such Section 8.7(b)(iii) but subject to the procedure for distribution set forth in this
Section 8.10. All amounts owing to the Tranche B Lenders pursuant to Section 8.7(b)(iii) shall be distributed to the Tranche B Lenders, in accordance with
Section 8.7(b)(iii), as such amounts are received. All amounts to be distributed pursuant to third through seventh of Section 8.7(b)(iii) shall be deposited into an account controlled by the Agent and held for the benefit of the parties to which amounts are due pursuant to third through seventh of
Section 8.7(b)(iii) until such time as all of the Tranche A Lenders provide the Agent written notice that either (a) each Tranche A Lenders' Loan, interest and all other amounts due and owing or accrued in favor of any Tranche A Lender with respect to the Operative Agreements have been fully satisfied or (b) the Tranche A Lenders have substantially completed, in each Tranche A Lender's reasonable judgment, the exercise of remedies against the Tranche A Priority Collateral and all other remedies other than remedies against the Property. After such written notice has been provided to the Agent, then the Agent shall distribute the funds held in the account in accordance with Section 8.7(b)(iii). The Tranche A Lenders covenant to exercise all remedies, whether provided by the Operative Agreements, at law or equity, which are reasonably available to them, other than remedies against the Properties, available to the Tranche A Lenders to collect all amounts owed to the Tranche A Lenders under any Operative Agreement prior to receiving any distribution of proceeds pursuant to Section 8.7(b)(iii).
To the extent practicable in the reasonable judgment of the Agent, all amounts deposited into such account shall be invested by the Agent in investments backed by the United States government or in certificates of deposit issued by First Union National Bank provided the term of such investments shall not exceed thirty (30) days. The Agent shall be entitled to draw the account for its reasonable fees and out of pocket expenses incurred with respect to the administration of such account.


SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

        9.1.    The Lessee's Credit Agreement Rights.

        Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, Lessee shall have the following rights:

                (a) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.8(a)of the Credit Agreement;

                (b) the right to replace any Lender pursuant to Section 2.8(b) of the Credit Agreement; and

                (c)     the right to approve any successor agent pursuant to
Section 7.9 of the Credit Agreement.

        9.2.    Lessee's Trust Agreement Rights.

        Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, Lessee shall have the following rights:

                (a) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

                (b) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement; and

                (c)     the right to exercise the removal options contained in
Section 9.1 of the Trust Agreement; provided, however, that no removal of the Owner Trustee and appointment of a successor Owner Trustee by the Holders pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.


SECTION 10.  TRANSFER OF INTEREST.

        10.1.   Restrictions on Transfer.

        Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, that each Lender that assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements (but not in the case of a participation) shall
(i) deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement) for purposes of maintaining the Register and (ii) cause the assignee or transferee to execute a joinder to the Intercreditor Agreement reasonably acceptable to the Agent. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of Section 11.8(b) of the Trust Agreement provided, that each assignee or transferee executes a joinder to the Intercreditor Agreement reasonably acceptable to the Agent. In addition to the foregoing, provided no Default or Event of Default has occurred and is continuing, no Lender or Holder may assign, transfer or participate all or any portion of its interest to any Person engaged principally in the wholesale or retail sale of automotive parts, tires or automotive accessories, automotive maintenance or service and installation of automotive parts without the prior written consent of the Lessee. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee which consent shall not be unreasonably withheld, conditioned or delayed, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

        10.2.   Effect of Transfer.

        From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence.
Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.


SECTION 11.  INDEMNIFICATION.

        11.1.   General Indemnity.

        Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any Property or the environment relating to the Property, the Lease, or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other
 Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the applicable Property; provided, however, this Section 11.1 shall not be applicable to Claims arising from Taxes (except to the extent that any payment hereunder is required to be made on an After Tax Basis) and Indemnified Persons acknowledge that the Indemnified Provider's obligations for Taxes is set forth in Section 11.2.

        If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

        If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

        The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if (i) such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity
Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim and (ii) such settlement would not adversely affect the rights or increase the obligations of the Indemnity Provider.

        Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, an adverse admission by or with respect to the Indemnified Person.

        11.2.   General Tax Indemnity.

                (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments by or on behalf of the Indemnity Provider or the Owner Trustee or in respect of any of the obligations of the Indemnity Provider or the Owner Trustee pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
Section 11.2(a):

                        (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by the United States federal government (or with respect to any Indemnified Person, other than the Lessor, the Owner Trustee and the Trust, any foreign jurisdiction in which such Indemnified Person is organized or from which such Indemnified Person books, maintains and administers its Loans or Holder Advances; provided, that this provision shall not be construed to supersede Section 11.2(e) hereof) that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                        (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross (to the extent in lieu of a net income tax) or net income (including without limitation taxes based on capital gains and minimum taxes) or are franchise Taxes of such Person (or with respect to any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust) and solely with respect to net income taxes, any state or local jurisdiction or taxing authority within any state or local jurisdiction, in which case within a foreign jurisdiction in which such Indemnified Person books, maintains and administers its Loans or Holder Advances; provided, that this provision shall not be construed to supersede Section 11.2(e) hereof); provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                        (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                        (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

        (c)     (i)     Subject to the terms of Section 11.2(f), the Indemnity
Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                        (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                        (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection
(a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection
(a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection
(a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments") which are intended to be made without deduction, withholding or set off (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this
Section 11.2 shall not apply to:

        (i) Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form 1001 (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or Form 4224 or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

        (ii) Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income,
(B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

        If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

        Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

                (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

        11.3.   Increased Costs, Illegality, etc.

                (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

                (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

                (i) the principal amount of such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, outstanding on such day; and

                (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

                (iii)   1/360.

                (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

        11.4.   Funding/Contribution Indemnity.

        Subject to the provisions of Section 2.8(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or
(c) the making of a voluntary or involuntary payment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

11.5.   EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

        WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER
SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.


SECTION 12.  MISCELLANEOUS.

        12.1.   Survival of Agreements.

        The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

        12.2.   Notices.

        All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

If to Lessee, to such entity at the following address:

The Pep Boys - Manny, Moe & Jack
3111 W. Allegheny Ave.
Philadelphia, PA  19132
Attention:  Ronald Neifield, Esq.
Telephone: 215-430-9009
Telecopy:  215-229-5076

With a copy to:

Willkie Farr & Gallagher
787 7th Avenue
New York, NY  10019
Attention:  Daniel Rubino, Esq.
Telephone:  212-728-8000
Telecopy:  212-728-8111

If to any Guarantor, to such entity in care of The Pep Boys - Manny, Moe & Jack at the following address:

The Pep Boys - Manny, Moe & Jack
3111 W. Allegheny Ave.
Philadelphia, PA  19132
Attention:  Bernard McElroy
Telephone: 215-430-9203
Telecopy:  215-227-3275

If to the Owner Trustee, to it at the following address:

State Street Bank and Trust Company of Connecticut, National Association 225 Asylum Street, Goodwin Square
Hartford, CT  06103
Attention:  Donald E. Smith
Telephone: (617) 662-1727
Telecopy: (617) 662-1462

If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

If to the Agent, to it at the following address:

First Union National Bank
c/o First Union Securities, Inc.
201 South College Street, 8th Floor
Charlotte, North Carolina  28288-0166
Attention:      Tim Ritch,
Associate
Telephone:      704-383-0819
Telecopy:       704-383-8108

If to any Lender, to it at the address set forth for such Lender in Schedule
2.1 of the Credit Agreement.

                From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

        12.3.   Counterparts.

        This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

        12.4.   Terminations, Amendments, Waivers, Etc.; Unanimous Vote
Matters.

        Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to
Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Agent (as directed by the Secured Parties in accordance with the terms of the Intercreditor Agreement) and each Credit Party that is a party to such Operative Agreement; provided, that the consent of the Credit Parties shall not be required to the extent any Default or Event of Default shall have occurred and be continuing. Without limiting the generality of the foregoing, no provision of the Lease or any other Operative Agreement affecting (i) any payment obligations of the Lessee, (ii) the material rights of Lessor or Agent to demand or receive any payment thereunder or (iii) any provision of any Security Document with respect to the Tranche A Priority Collateral, may be terminated, amended, supplemented, waived or modified without the prior written consent of Congress.

        12.5.   Headings, etc.

        The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        12.6.   Parties in Interest.

        Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

        12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

                (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW). Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York in the borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        12.8.   Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        12.9.   Liability Limited.

                (a) The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

                (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements.
The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by Lessee held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

        12.10.  Rights of the Credit Parties.

        If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and
(ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled, to the extent permitted under applicable law, to (a) terminate the Lease and guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause
(b) shall be paid over to the Lessee.

        12.11.  Further Assurances.

        The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as reasonably required in connection therewith.

        12.12.  Calculations under Operative Agreements.

        The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

        12.13.  Confidentiality.

        Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries and which an officer of any Credit Party or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

                (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                (b) to the extent such information is independently obtained from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

                (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

                (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

                (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

                (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

                (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Agreement).

        Subject to the terms of Sections 12.13(a)-12.13(h), under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

        12.14.  Financial Reporting/Tax Characterization.

        All parties hereto intend to treat, for all US federal and state income tax purposes, the Lessee as the owner of the Property. Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

        12.15.  Set-off.

        In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent pursuant to the Intercreditor Agreement, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.

12.16.  Approval of Exhibits.

Each Lender and Holder has reviewed and hereby consents to and approves each of the exhibits attached to any Operative Agreement and each Mortgage Instrument.


12.17.  Filing of Security Documents.

Lessee and the Owner Trustee each hereby: (i) stipulates and agrees that it intends for the security interests, including without limitation the interests referenced in the Mortgage Instruments or any other Security Document, granted pursuant to any Operative Agreement to or for the benefit of any Financing Party to be substantially contemporaneous with the value received in connection with and arising from the execution and delivery of, and performance under this Agreement and the other Operative Agreements, notwithstanding any delay in the filing of any document, statement, instrument, including without limitation any Mortgage Instrument, any UCC financing statement, any Security Document, any assignment and any termination of previous filings, necessary or otherwise, for the perfection of any such security interest; (ii) waives, on its own behalf and on behalf of any successor or assign, its right to assert that the granting or perfection of such security interests, in whole or in part, was not substantially contemporaneous with the value received in connection with and arising from the execution and delivery of, and performance under, this Agreement and the other Operative Agreements; and (iii) agrees that it will use its best efforts to cooperate with the Agent and each other Financing Party to ensure that the security interests granted pursuant to any Operative Agreement are timely and properly perfected.

[signature pages follow]
        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


LESSEE:
        THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation

        By:
        Name:
        Title:

THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation

        By:
        Name:
        Title:

PEP BOYS - MANNY, MOE & JACK OF DELAWARE, Inc., a Delaware corporation

        By:
        Name:
        Title:


GUARANTORS:
        THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation

        By:
        Name:
        Title:


PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.

        By:
        Name:
        Title:


[signature pages continue]

PBY CORPORATION

        By:
        Name:
        Title:


[signature pages continue]


CARRUS SUPPLY CORPORATION

        By:
        Name:
        Title:




[signature pages continue]

OWNER TRUSTEE AND
LESSOR: STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable)


        By:
        Name:
        Title:




[signature pages continue]

AGENT AND
LENDERS:        FIRST UNION NATIONAL BANK, as a Lender and as the Agent



By:
Name:
Title:


[signature pages continue]


CONGRESS FINANCIAL CORPORATION, as a Lender


By:
Name:
Title:


[signature pages continue]
 HOLDERS:                                  FIRST UNION NATIONAL BANK, as a
  Holder


By:
Name:
Title:



[signature pages end]
 EXHIBIT A


REQUISITION FORM



[_______________, a __________] corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to FIRST UNION NATIONAL BANK, as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"):

Reference is made herein to that certain Participation Agreement dated as of September 22, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") The Pep Boys
- Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the Guarantors, State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

        In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holders make Holder Advances to the Lessor in the amount of $_____________. The Company hereby certifies that each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition.

        The Company requests the Loans be allocated as follows:

                $______________  Eurodollar Loans

        The Company requests the Holder Advances be allocated as follows:

                $______________  Eurodollar Holder Advances

        The Company has caused this Requisition to be executed by its duly authorized officer as of this _____ day of __________, ______.


THE PEP BOYS - MANNY, MOE & JACK a Pennsylvania corporation,

By:
Name:
Title:

THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation

By:
Name:
Title:


PEP BOYS - MANNY, MOE & JACK OF DELAWARE, Inc., a Delaware corporation

By:
Name:
Title:




 EXHIBIT B


[Outside Counsel Opinion for the Lessee]
(Pursuant to Section 5.3(j) of the
Participation Agreement)


        ____________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

        Re:     Synthetic Lease Financing Provided in favor of [______________]


Dear Sirs:

We have acted as special counsel to [_______________, a _______________] (the
"Lessee"), and the various parties thereto from time to time, as guarantors (individually, a "Guarantor" and collectively, the "Guarantors"; individually, Lessee and each Guarantor may be referred to herein as a "Credit Party" or collectively, as the "Credit Parties"), in connection with certain transactions contemplated by the Participation Agreement dated as of September 22, 2000 (the "Participation Agreement"), The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the Guarantors, State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"). This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [identify the applicable Operative Agreements, including each Mortgage Instrument, related UCC fixture filings, Additional UCCs (hereinafter defined), Deeds and Memoranda of Lease] and such other corporate documents and records of the Credit Parties, certificates of public officials and representatives of the Credit Parties as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) except as to the Credit Parties, the enforceability of the Mortgage Instrument, the Memorandum of Lease and the UCC financing statements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

        (a) The Mortgage Instrument and Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, which laws will not materially prevent the practical realization of the benefits intended by such documents.

        (b) Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [identify the recording offices of the respective county clerks where the Properties are to be located]. Upon filing of each Mortgage Instrument and UCC fixture filing in [identify the recording offices of the respective county clerks where the Properties are to be located], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

        (c) The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the "Additional UCCs"), are in proper form for filing and recording with the offices of [identify (i) the recording offices of the respective county clerks where the Properties are to be located and (ii) the Secretary of State where the Properties are to be located]. Upon filing of the Additional UCCs in [identify (i) the recording offices of the respective county clerks where the Properties are to be located and (ii) the Secretary of State where the Properties are to be located], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

        (d) Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [identify the recording offices of the respective county clerks for the counties where the Properties are to be located].

        (e) Each Memorandum of Lease, when filed and recorded with the [identify the recording offices of the respective county clerks for the counties where the Properties are to be located], will have been filed and recorded in all public offices in the State of [__________] in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

        (f) Title to the Properties located in the State of [___________] may be held in the name of the Owner Trustee as follows: State Street Bank and Trust Company of Connecticut, National Association, not individually, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable).

        (g) The execution and delivery by State Street Bank and Trust Company of Connecticut, National Association, individually or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is a party and compliance by State Street Bank and Trust Company of Connecticut, National Association, individually or as the Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of [identify the state].

        (h) By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent, the Lenders, the Holders or the Owner Trustee has to (a) qualify as a foreign corporation in [identify the state], (b) file any application or any designation for service of process in [identify the state] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [identify the state].

        (i) The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [identify the state] or [ALTERNATE AFFIRMATIVE OPINION RE: USURY].

        (j) If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the State of [___________] and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Guarantors, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other Person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

Very truly yours,

[LESSEE'S OUTSIDE COUNSEL]

 Distribution List



First Union National Bank, as the Agent, a Holder and a Lender

Congress Financial Corporation, as a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

The Pep Boys - Manny, Moe & Jack a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation, as the Lessee

The various parties to the Participation Agreement from time to time, as the Guarantors State Street Bank and Trust Company of Connecticut, National Association, not individually, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable)


 Schedule 1

Form of Mortgage Instrument

 Schedule 2

Forms of UCC Fixture Filings

 Schedule 3

Forms of UCC Financing Statements




 EXHIBIT C


[NAME OF LESSEE]

OFFICER'S CERTIFICATE
(Pursuant to Section 5.3(w) of the Participation Agreement)

        [_______________, a __________] corporation (the "Company"), DOES
HEREBY CERTIFY as follows:

        1. Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

        2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

        3. Each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it.

        4. Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

        Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 22, 2000 among The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the guarantors (the "Guarantors"), State Street Bank and Trust Company of Connecticut, National Association, as the owner trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (the "Agent").

        IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.


[                                               ]


        By:
        Name:
        Title:
 EXHIBIT D


[NAME OF CREDIT PARTY]

SECRETARY'S CERTIFICATE
(Pursuant to Section 5.3(x) of the Participation Agreement)

        [NAME OF CREDIT PARTY], a [__________] corporation (the "Company") DOES HEREBY CERTIFY as follows:

1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

        Name    Office  Signature

        ___________________     _______________________  ___________________

        ___________________     _______________________ ____________________


IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

[NAME OF CREDIT PARTY]

By:
Name:
Title:
 Schedule 1

Board Resolutions

 Schedule 2

Articles of Incorporation

 Schedule 3

Bylaws

 EXHIBIT E


STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION

OFFICER'S CERTIFICATE
(Pursuant to Section 5.3(z) of the Participation Agreement)


        STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as the owner trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable) (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

1. Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

2. Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

3. The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 22, 2000 among The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the Guarantors, State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee, the various parties thereto from time to time, as guarantors (the "Guarantors"), the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (the "Agent").

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable)

By:
Name:
Title:

EXHIBIT F


STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION

SECRETARY'S CERTIFICATE
(Pursuant to Section 5.3(aa) of the Participation Agreement)

CERTIFICATE OF ASSISTANT SECRETARY


        I, ______________________, duly elected and qualified [Assistant Secretary of the Board of Directors] of State Street Bank and Trust Company of Connecticut, National Association (the "Company"), hereby certify as follows:

1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

        Name    Office  Signature

        ___________________     _______________________ ____________________

        ___________________     _______________________ ____________________


IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT

By:
Name:
Title:

 Schedule A


Articles of Association

 Schedule B


Bylaws

 Schedule C


Resolution


 EXHIBIT G

[State Street to provide their opinion in a form substantially similar to the form below.]


[Outside Counsel Opinion for the Owner Trustee]
(Pursuant to Section 5.3(bb) of the
Participation Agreement)

        ___________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

        Re:     Trust Agreement dated as of September 22, 2000

Dear Sirs:

        We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its individual capacity ("SSTB") and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of September 22, 2000 (the "Trust Agreement") by and among it and the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of September 22, 2000 (the "Participation Agreement") by and among The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the Guarantors, State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee, the various parties thereto from time to time, as guarantors (the "Guarantors"), State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee, the Holders, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (the "Agent").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

        1. SSTB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and each of SSTB and the Owner Trustee has under the laws of the State of Connecticut and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

        2. The Owner Trustee is the duly appointed trustee under the Trust Agreement.

        3. The Trust Agreement has been duly authorized, executed and delivered by one (1) of the officers of SSTB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against SSTB), enforceable against the Owner Trustee (and to the extent set forth therein, against SSTB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Connecticut for the Holders the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Connecticut.

        4. The Operative Agreements to which it is party have been duly authorized, executed and delivered by SSTB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of SSTB, enforceable against SSTB in accordance with their respective terms.

        5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

        6. The execution and delivery by each of SSTB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by SSTB or the Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on SSTB, or as the Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which SSTB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

        7. The execution and delivery of the Operative Agreements by each of SSTB and the Owner Trustee and the performance by each of SSTB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

        8. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees
payable to the Owner Trustee) payable to the State of [   ] or any political
subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificates, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Connecticut or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Connecticut or the Owner Trustee's performance of its duties under the Trust Agreement.

        9.      There is no fee, tax or other governmental charge under the
laws of the States of [                             ] or any political
subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interest in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Connecticut or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Connecticut.

        10. Upon the filing of the financing statement on form UCC-1 (a copy of which has been provided to the Owner Trustee and reviewed by us) with the Connecticut Division of Corporations and Commercial Code, the Agent's security interest in the Trust Estate, for the benefit of the Lenders and the Holders, will be perfected, to the extent that such perfection is governed by
Article 9 of the Uniform Commercial Code as in effect in the State of Connecticut (the "Connecticut UCC").

        Your attention is directed to the Connecticut UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five (5) years is effective only for a period of five (5) years from the date of filing, unless within six (6) months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five (5) years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

        A.      We are attorneys admitted to practice in the State of [       ]
and in rendering the foregoing opinions we have not passed upon, or purported
to pass upon, the laws of any jurisdictions other than the State of [        ]
and the federal banking law governing the banking and trust powers of SSTB. In addition, without limiting the foregoing we express no opinion with respect to
(i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Title 49 of the United States Code Annotated (previously the Federal Aviation Act of 1958), as amended, (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than [ ], we have assumed that the laws of such state (as to which we express no opinion), are in all material aspects identical to the laws of the State of
[               ].

        B. The opinions set forth in paragraphs 3, 4, and 5 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which SSTB and the Owner Trustee are parties, in accordance with their respective terms, may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than SSTB or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

        D. We have assumed that all signatures, other than those of the Owner Trustee or SSTB, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

        E. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment or property involved in these transactions.

        F. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment or property involved in these transactions or the priority of any mortgage or security interest.

        G. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

        H. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, the opinions expressed herein speak only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) and make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions the legal analysis, a legal conclusion or any information confirmation herein.

        I. This opinion is for the sole benefit of the Lessee, the Guarantors, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns in matters directly related to the Participation Agreement or the transaction contemplated thereunder and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed in this letter are limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.



Very truly yours,

[                                       ]





 Distribution List


First Union National Bank, as the Agent, a Holder and a Lender

Congress Financial Corporation, as a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

The Pep Boys - Manny, Moe & Jack a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation, as the Lessee

The various parties to the Participation Agreement from time to time, as the Guarantors

State Street Bank and Trust Company of Connecticut, National Association, not individually, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable)



 EXHIBIT H


[Outside Counsel Opinion for the Lessee]
(Pursuant to Section 5.3(cc) of the Participation Agreement)



        ____________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

        Re:     Synthetic Lease Financing Provided in favor of [____________]

Dear Sirs:

We have acted as special counsel to [_______________, a __________] corporation (the "Lessee") and the Guarantors (hereinafter defined) in connection with certain transactions contemplated by the Participation Agreement dated as of September 22, 2000 (the "Participation Agreement"), among The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the Guarantors, State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee, the various parties thereto from time to time, as guarantors (the "Guarantors"), State Street Bank and Trust Company of Connecticut, National Association, as the Owner Trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"). This opinion is delivered pursuant to Section 5.3(ee) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate, partnership or limited liability company documents and records of the Credit Parties, certificates of public officials and representatives of the Credit Parties as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Credit Parties; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Credit Parties), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Credit Parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Credit Parties and respecting the opinion set forth below in section
(i), State Street Bank and Trust Company of Connecticut, National Association, individually or as the Owner Trustee, as the case may be. We have further assumed that the laws of the States of [state of lawyer's admission] and [governing law of Participation Agreement] are substantively identical.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

        (a) Each Credit Party is a [corporation, partnership or limited liability company] duly [incorporated or organized], validly existing and in good standing under the laws of the state of its [incorporation/formation] and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. Each Credit Party is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

        (b) The execution, delivery and performance by each Credit Party of the Operative Agreements to which it is a party have been duly authorized by all necessary [corporate] action on the part of each Credit Party and the Operative Agreements to which each Credit Party is a party have been duly executed and delivered by each Credit Party.

        (c) The Operative Agreements to which each Credit Party is a party constitute valid and binding obligations of each Credit Party enforceable against each Credit Party in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

        (d) The execution and delivery by each Credit Party of the Operative Agreements to which it is a party and compliance by each Credit Party with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens and Lessor Liens) upon any of its property under, its [Articles of Incorporation By-Laws, operating agreement, partnership agreement or other similar document of formation] or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which any Credit Party is a party or by which any Credit Party or any property of any Credit Party may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on any Credit Party.

        (e) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by any Credit Party of any of the Operative Agreements to which any Credit Party is a party or for the acquisition, ownership, construction and completion of the Properties, except for those which have been obtained.

        (f) Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority, that concern the Properties or the interest of any Credit Party therein or that question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party.

        (g) Neither the nature of the Properties, nor any relationship between any Credit Party and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which any Credit Party is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, any Credit Party, except for such approvals and consents which have been duly obtained and are in full force and effect.

        (h) The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create. Upon filing of the UCC-1 financing statements (attached hereto as Schedule 2) relating to the Security Documents in the recording offices of (A) the respective county clerk where the principal place of business of the Lessee is located and (B) the Secretary of State where the principal place of business of the Lessee is located, the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by the filing of UCC-1 financing statements under
Article 9 of the UCC in [identify the state].

        (i) The Operative Agreements to which State Street Bank and Trust Company of Connecticut, National Association, individually or as the Owner Trustee, is a party constitute valid and binding obligations of such party and are enforceable against State Street Bank and Trust Company of Connecticut, National Association, individually or as the Owner Trustee, as the case may be, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

        (j) The offer, issuance, sale and delivery of the Notes and the offer, issuance, sale and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the Certificates being issued on the date hereof under the Securities Act of 1933, as amended, or the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the States of [__________], and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Guarantors, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.


Very truly yours,

[LESSEE'S OUTSIDE COUNSEL]

 Distribution List



First Union National Bank, as the Agent, a Holder and a Lender

Congress Financial Corporation, as a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

The Pep Boys - Manny, Moe & Jack a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation, as the Lessee

The various parties to the Participation Agreement from time to time, as the Guarantors

State Street Bank and Trust Company of Connecticut, National Association, not individually, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable)

 Schedule 1

(Litigation)

 Schedule 2

(UCC-1 Financing Statements)

 EXHIBIT I


[Intentionally Reserved]


 EXHIBIT J

[Intentionally Reserved]


 EXHIBIT K

Description of Material Litigation
(Pursuant to Section 6.2(d) of the Participation Agreement)


Coalition for a Level Playing Field, L.L.C. v. AutoZone, Inc., et al. in the United States District Court for the Eastern District of New York. There are over 100 plaintiffs, consisting of automotive jobbers, warehouse distributors and a coalition of several trade associations; the defendants are AutoZone, Inc., Wal-Mart Stores, Inc., Advance Stores Company, Inc., CSK Auto, Inc.,
Pep Boys, Discount Auto Parts, Inc., O'Reilly Automotive, Inc. and Keystone Automotive Operations, Inc. The plaintiffs allege that the defendants violated various provisions of the Robinson-Patman Act by, among other things, knowingly inducing and receiving various forms of discriminatory prices from automotive parts manufacturers. The plaintiffs are seeking compensatory damages, which would be trebled under applicable law, as well as injunctive and other equitable relief. Pep Boys believes the claims are without merit and intends to vigorously defend this action.

Brian Lee, Anthony Baxton and Harry Schlein v. The Pep Boys - Manny, Moe & Jack in the Circuit Court of Mobile County, Alabama. The Circuit Court of Mobile County, Alabama granted Pep Boys motion to dismiss the case; plaintiffs have until September 20th to appeal. In their complaint, the plaintiffs alleged that Pep Boys sold old or used automotive batteries to consumers as if those batteries were new. The complaint purported to state causes of action for fraud and deceit, negligent misrepresentation, breach of contract and violation of state consumer protection statutes. The plaintiffs sought compensatory and punitive damages, as well as injunctive and other equitable relief. Pep Boys believes the claims are without merit and will continue to vigorously defend this action.

 EXHIBIT L

States of Incorporation/Formation and Principal Place of Business of Each Guarantor
(Pursuant to Section 6.2(i) of the Participation Agreement)



Guarantors  State of Incorporation/Formation  State of Principal Place
                                              of Business




EXHIBIT M

Store No.   Project                            Loan Property Cost      Holder Property Cost    Property Cost
220         Southgate, MI                      $  2,540,476.56         $   78,571.44           $  2,619,048.00
226         Wyoming, MI  (28th St.)            $  2,685,056.03         $   83,042.97           $  2,768,099.00
235         Michigan Road, IN                  $  2,426,877.92         $   75,058.08           $  2,501,936.00
261         38th & Keystone, Indianapolis, IN  $    433,739.38         $   13,414.62           $    447,154.00
348         Bay Shore, NY                      $  3,666,134.40         $  113,385.60           $  3,779,520.00
354         Forest Avenue, NY                  $  3,975,948.52         $  122,967.48           $  4,098,916.00
373         Buffalo, NY                        $  2,685,056.03         $   83,042.97           $  2,768,099.00
378         Landover Hills, MD                 $  2,478,512.96         $   76,655.04           $  2,555,168.00
386         Lawrenceville, GA                  $  2,891,599.10         $   89,430.90           $  2,981,030.00
391         Virginia Beach, VA                 $  2,375,241.91         $   73,461.09           $  2,448,703.00
394         Fort Wayne, IN                     $  2,447,532.13         $   75,696.87           $  2,523,229.00
396         Williamsport, PA                   $  2,447,532.13         $   75,696.87           $  2,523,229.00
402         Clinton, MI                        $  2,623,093.40         $   81,126.60           $  2,704,220.00
406         Evans, Denver, CO                  $  2,994,870.15         $   92,624.85           $  3,087,495.00
428         Kettering, OH                      $  2,530,148.97         $   78,252.03           $  2,608,401.00
436         Queens Village, NY                 $  4,502,632.33         $  139,256.67           $  4,641,889.00
437         Long Island City,  NY              $  3,975,948.52         $  122,967.48           $  4,098,916.00
444         Irondequoit, NY                    $  2,685,056.03         $   83,042.97           $  2,768,099.00
494         Green Valley, NV                   $  2,788,327.08         $   86,236.92           $  2,874,564.00
514         Homewood, IL                       $  2,736,692.04         $   84,639.96           $  2,821,332.00
525         Winchester, VA                     $  2,891,599.10         $   89,430.90           $  2,981,030.00
535         Lincoln Park, MI                   $  2,685,056.03         $   83,042.97           $  2,768,099.00
562         Lodi, CA                           $  2,685,056.03         $   83,042.97           $  2,768,099.00
566         Germantown, MD                     $  3,098,142.17         $   95,818.83           $  3,193,961.00
580         S.Bend, IN                         $  2,685,056.03         $   83,042.97           $  2,768,099.00
830         Portsmouth, NH                     $  2,685,056.03         $   83,042.97           $  2,768,099.00
843         Lombard, IL                        $  2,994,870.15         $   92,624.85           $  3,087,495.00
847         San Leandro, CA                    $  3,201,413.22         $   99,012.78           $  3,300,426.00
851         Harbor City, CA                    $  3,511,227.34         $  108,594.66           $  3,619,822.00
868         NW Las Vegas, NV                   $  2,685,056.03         $   83,042.97           $  2,768,099.00
960         Upland, CA                         $  2,788,327.08         $   86,236.92           $  2,874,564.00
966         Waukegan, IL                       $  2,736,692.04         $   84,639.96           $  2,821,332.00
968         Pleasant Hill, CA                  $  3,924,312.51         $  121,370.49           $  4,045,683.00
972         Victorville, CA                    $  2,271,970.86         $   70,267.14           $  2,342,238.00
990         61st & Western, Chicago, IL        $  2,994,870.15         $   92,624.85           $  3,087,495.00
            Indiana WH, IN Distribution Center $ 17,622,230.56         $  545,017.44           $ 18,167,248.00
            Chester, NY Distribution Center    $ 21,358,589.08         $  660,574.92           $ 22,019,164.00
            Total                              $138,710,000.00         $4,290,000.00           $143,000,000.00

 EXHIBIT N


INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT


THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT, dated as of September 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is by and among THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation, THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation and PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (jointly and severally, the "Lessee"); PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation, PBY CORPORATION, a Delaware corporation and CARRUS SUPPLY CORPORATION, a Delaware corporation (collectively, the "Guarantors"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee, jointly and severally, under the 1995 Pep Boys Leased Property Trust and/or 1997 Pep Boys II Leased Property Trust, as applicable (the "Owner Trustee", the "Borrower" or the "Lessor"); FIRST UNION NATIONAL BANK, as agent (in such capacity, the "Agent") for and on behalf of the Financing Parties (as hereinafter defined); the Tranche A Lenders (as hereinafter defined); the Tranche B Lenders (as hereinafter defined); the Holders (as hereinafter defined) and the Revolving Loan Lender (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Participation Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Lenders have agreed to make Loans to the Lessor and the Holders have agreed to make Holder Advances to the Lessor on the Closing Date pursuant to the terms of the Participation Agreement, the Tranche A Credit Agreement, the Tranche B Credit Agreement, the Trust Agreement and the other Operative Agreements;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XIII

DEFINITIONS

Section 13.1 The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

"Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

"Bankruptcy Event" means with respect to Borrower or any Credit Party, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Borrower or such Credit Party or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

"Borrower" shall have the meaning assigned to such term in the heading hereof, together with any successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of such successor or assign).

"Business Day" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Certificate" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Closing Date" shall mean September 22, 2000.

"Collateral" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Congress" means Congress Financial Corporation, a Delaware corporation, together with any successors or assigns.

"Credit Parties" means the collective reference to the Lessee and the Guarantors, and "Credit Party" means any one of them, and shall include their respective successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of such successor or assign).

"Equipment" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Event of Default" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Expiration Date" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Financing Parties" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"First Priority Real Estate Liens" shall have the meaning given to such term in Section 3.1(a).

"Guarantors" shall have the meaning assigned to such term in the heading hereof.

"Holder Advances" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Holder Indebtedness" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or any or all of the Credit Parties and/or any of their affiliates to the Holders under or pursuant to the Operative Agreements (including, without limitation, interest accruing and/or yield at the then applicable rates provided in the Operative Agreements after the maturity date and interest and/or yield accruing at the then applicable rate provided in the Operative Agreements, fees, costs and expenses, in each case, after the commencement of any Bankruptcy Event or like proceeding, relating to the Borrower and/or any Credit Party (or that would accrue or be payable but for the commencement of such proceeding), whether or not a claim for such post-filing or post-petition interest, fees, costs and expenses is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, the Trust Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, yield, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Holders that are required to be paid by the Borrower and/or the Credit Parties pursuant to the terms of the Operative Agreements. Without limiting the generality of the foregoing, the term "Holder Indebtedness" shall include, in addition and not in limitation, the obligations of any Credit Party to the Owner Trustee arising under or pursuant to the Lease (including, without limitation, for Rent and to pay the Termination Value, as such terms are defined therein), whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, which have been assigned as collateral to, and are subject to the security interest of the Agent (for the benefit of the Financing Parties) pursuant to the Security Documents to the extent of the interest of the Holders therein.

"Holder Mortgage Instrument" means any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent (for the benefit of the Holders) and evidencing a Lien on the Collateral described therein, in form and substance reasonably acceptable to the Holders.

"Holder Yield" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Holders" shall have the meaning given to such term in Appendix A to the Participation Agreement, together with any successors and assigns.

"Improvements" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Indebtedness" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Lease" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Lease Event of Default" shall have the meaning given to such term in Section
17.1 of the Lease.

"Lenders" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Lessee" shall have the meaning assigned to such term in the heading hereof.

"Lessee Credit Agreement" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Lessee Security Agreement" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Lessor" shall have the meaning assigned to such term in the heading hereof.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind.

"Loans" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Majority Holders" means at any time, Holders whose Holder Advances outstanding represent at least fifty-one percent (51%) of the aggregate Holder Advances outstanding.

"Majority Secured Parties" means, at any time, (a) the Majority Tranche A Lenders, (b) the Majority Tranche B Lenders and (c) the Majority Holders.

"Majority Tranche A Lenders" means, at any time, Tranche A Lenders holding in the aggregate at least fifty-one percent (51%) of the outstanding Tranche A Loans.

"Majority Tranche B Lenders" means, at any time, Tranche B Lenders holding in the aggregate at least fifty-one percent (51%) of the outstanding Tranche B Loans.

"Maturity Date" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Mortgage Instruments" means the collective reference to the Holder Mortgage Instrument, the Tranche A Mortgage Instrument and the Tranche B Mortgage Instrument.

"Notes" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Operative Agreements" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Owner Trustee" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Participation Agreement" means the Participation Agreement dated on or about the Closing Date, among the Lessee, the Guarantors, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

"Person" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Revolving Loan Agreements" means, collectively, the Lessee Credit Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Credit Party or any other Person with, to or in favor of the Revolving Loan Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (and including any agreements which may be entered into in connection with the refinancing or replacement of the existing arrangements of the Revolving Loan Lender).

"Revolving Loan Lender" means Congress in its capacity as lender pursuant to the Lessee Credit Agreement and its successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Indebtedness arising thereunder at any time and from time to time).

"Revolving Loan Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by any or all of the Credit Parties and/or any of their affiliates to the Revolving Loan Lender under or pursuant to the Revolving Loan Agreements (including, without limitation, interest accruing at the then applicable rates provided in the Revolving Loan Agreements after the maturity date and interest accruing at the then applicable rate provided in the Revolving Loan Agreements and any fees, costs or other amounts arising after the commencement of any Bankruptcy Event or like proceeding relating to any Credit Party (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for post-filing or post-petition interest, fees, costs or expenses is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with any of the Revolving Loan Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Revolving Loan Lender that are required to be paid by any Credit Party pursuant to the terms of the Revolving Loan Agreements).

"Second Priority Real Estate Liens" shall have the meaning given to such term in Section 3.1(a).

"Security Documents" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Third Priority Real Estate Liens" shall have the meaning given to such term in
Section 3.1(a).

"Tranche A Credit Agreement" shall have the meaning given to such term in Appendix A to the Participation Agreement.

"Tranche A Indebtedness" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or any or all of the Credit Parties and/or any of their affiliates to the Tranche A Lenders under or pursuant to the Operative Agreements (including, without limitation, interest accruing at the then applicable rates provided in the Operative Agreements after the maturity date and interest accruing at the then applicable rate provided in the Operative Agreements, fees, costs and expenses, in each case, after the commencement of any Bankruptcy Event or like proceeding, relating to the Borrower and/or any Credit Party (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for such post-filing or post-petition interest, fees, costs and expenses is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, the Trust Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Tranche A Lenders that are required to be paid by the Borrower and/or the Credit Parties pursuant to the terms of the Operative Agreements. Without limiting the generality of the foregoing, the term "Tranche A Indebtedness" shall include, in addition and not in limitation, the obligations of any Credit Party to the Owner Trustee arising under or pursuant to the Lease (including, without limitation, for Rent and to pay the Termination Value, as such terms are defined therein), whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, which have been assigned as collateral to, and are subject to the security interest of, the Agent (for the benefit of the Financing Parties) pursuant to the Security Documents to the extent of the interest of the Tranche A Lenders therein.

"Tranche A Lenders" shall have the meaning given to such term in Appendix A to the Participation Agreement, together with any successors and assigns.

"Tranche A Loans" shall have the meaning assigned to such term in Appendix A to the Participation Agreement.

"Tranche A Mortgage Instrument" means any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent (for the benefit of the Tranche A Lenders) and evidencing a Lien on the Collateral described therein, in form and substance reasonably acceptable to the Tranche A Lenders.

"Tranche A Priority Collateral" means all assets and properties of any Credit Party, whether now owned or hereafter acquired at any time subject to a Lien of the Lessor or the Agent or the Revolving Loan Lender, other than the Tranche B Priority Collateral.

"Tranche B Credit Agreement" shall have the meaning assigned to such term in Appendix A to the Participation Agreement.

"Tranche B Credit Agreement Event of Default" means an Event of Default as defined in Section 6 of Tranche B Credit Agreement.
"Tranche B Indebtedness" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or any or all of the Credit Parties and/or any of their affiliates to the Tranche B Lenders under or pursuant to the Operative Agreements (including, without limitation, interest accruing at the then applicable rates provided in the Operative Agreements after the maturity date and interest accruing at the then applicable rate provided in the Operative Agreements, fees, costs and expenses, in each case, after the commencement of any Bankruptcy Event or like proceeding, relating to the Borrower and/or any Credit Party (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for such post-filing or post-petition interest, fees, costs and expenses is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, the Trust Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Tranche B Lenders that are required to be paid by the Borrower and/or the Credit Parties pursuant to the terms of the Operative Agreements. Without limiting the generality of the foregoing, the term "Tranche B Indebtedness" shall include, in addition and not in limitation, the obligations of any Credit Party to the Owner Trustee arising under or pursuant to the Lease (including, without limitation, for Rent and to pay the Termination Value, as such terms are defined therein), whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, which have been assigned as collateral to, and are subject to the security interest of the Agent (for the benefit of the Financing Parties) pursuant to the Security Documents to the extent of the interest of the Tranche B Lenders therein.

"Tranche B Lenders" shall have the meaning given to such term in Appendix A to the Participation Agreement, together with any successors and assigns.

"Tranche B Loans" shall have the meaning assigned to such term in Appendix A to the Participation Agreement.

"Tranche B Mortgage Instrument" means any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent (for the benefit of the Tranche B Lenders) and evidencing a Lien on the Collateral described therein, in form and substance reasonably acceptable to the Tranche B Lenders.

        "Tranche B Priority Collateral" means, collectively, all of the real and personal property (including without limitation, the Improvements and Equipment) and fixtures of the Lessor, whether now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Mortgage Instruments and/or the Security Agreement; provided, that, in no event shall the Tranche B Priority Collateral include the property and assets of any Credit Party subject to the Lessee Security Agreement.

"Trust Agreement" shall have the meaning given to such term in Appendix A to the Participation Agreement.

ARTICLE XIV

APPOINTMENT AND AUTHORITY OF AGENT

Section 14.1    Appointment and Authority.

        (a) The Tranche A Lenders, the Tranche B Lenders and the Holders hereby appoint First Union National Bank to act as Agent on the terms and conditions set forth in this Agreement and the Security Documents and authorize the Agent to execute each of the Security Documents in the name of and for the benefit of each of the Tranche A Lenders, the Tranche B Lenders or the Holders, as applicable. First Union National Bank hereby accepts such appointment and shall have all of the rights and obligations of the Agent hereunder and under the Security Documents (except to the extent limited herein and except to the extent of the rights of Congress with respect to the Tranche A Priority Collateral as provided herein). The Tranche A Lenders and the Tranche B Lenders hereby appoint the Agent to act as agent on behalf of the Tranche A Lenders and the Tranche B Lenders for all purposes of perfecting any security interest of the Tranche A Lenders or the Tranche B Lenders in the Tranche A Priority Collateral. The Tranche A Lenders, the Tranche B Lenders and the Holders hereby appoint the Agent to act as agent on behalf of the Tranche A Lenders, the Tranche B Lenders and the Holders for all purposes of perfecting any security interest of the Tranche A Lenders, the Tranche B Lenders or the Holders in the Tranche B Priority Collateral. Each of the parties hereto acknowledges and agrees that the Agent shall have no responsibility for, or any liability with respect to, the security interest of the Revolving Loan Lender, the Tranche A Lenders or the Tranche B Lenders in the Tranche A Priority Collateral. All decisions with respect to the security interest of the Revolving Loan Lender, the Tranche A Lenders or the Tranche B Lenders in the Tranche A Priority Collateral (including, without limitation, the time or location of filing of any financing statements) shall be the sole responsibility of the Revolving Loan Lender and Congress.

        (b)     In addition, and not in limitation of the foregoing subclause
(a), the Agent, the Tranche A Lenders and the Tranche B Lenders hereby also appoint Congress to act as agent on their behalf for all purposes of perfecting any security interest in the Tranche A Priority Collateral. The Owner Trustee hereby appoints both the Agent and Congress to act as agent for all purposes of perfecting any security interest of Owner Trustee in the Tranche A Priority Collateral. Congress hereby accepts such appointment and, at its option after notice to the Agent (with a copy to the Owner Trustee), shall have all of the rights and obligations of the Agent with respect to the Tranche A Priority Collateral hereunder and under the Lessee Security Agreement (as such Lessee Security Agreement has been assigned to the Agent pursuant to the Security Agreement). In any event, the Agent shall only exercise or refrain from the exercise of any of its rights and remedies with respect to the Tranche A Priority Collateral upon the express instructions of Congress, and each of the parties hereto acknowledges and agrees that the Agent shall have no responsibility for, or any liability with respect to, the security interest of the Owner Trustee in the Tranche A Priority Collateral. All decisions with respect to the security interest of the Owner Trustee in the Tranche A Priority Collateral (including, without limitation, the time or location of filing of any financing statements) shall be the sole responsibility of Congress. In the event that Congress shall notify the Agent that it has elected to exercise its option to act with respect to the rights and remedies of the Agent with respect to the Tranche A Priority Collateral, the Agent shall not take any action with respect to such rights or remedies, except as Congress may specifically direct.

        (c) Subject to the requirements of Sections 3.11 and 4.1 hereof, each of the Tranche A Lenders and the Tranche B Lenders hereby authorizes the Agent to take such action on its behalf hereunder and under the provisions of the Security Documents and any other instrument and agreement referred to therein or now and hereafter delivered thereunder and to exercise such powers thereunder as are specifically delegated to or required of the Agent by the terms thereof, subject to the provisions thereof and subject to the rights of Congress with respect to the Tranche A Priority Collateral as provided herein and subject to the provisions of the foregoing subclause (b). Each of the Tranche A Lenders, the Tranche B Lenders and the Agent hereby authorize Congress at its option, to take such action on its behalf hereunder with respect to the Tranche A Priority Collateral and under the Lessee Security Agreement and under any other instrument and agreement referred to therein or now and hereafter delivered thereunder and to exercise such powers thereunder as are specifically delegated to or required of the Agent by the terms thereof, subject to the provisions thereof. In the event that Congress elects to exercise its option to act with respect to the rights and remedies of the Agent with respect to the Tranche A Priority Collateral it shall be entitled to all of the rights and benefits of the Agent hereunder with respect to the Tranche
A Priority Collateral, under the Tranche A Credit Agreement and under the Lessee Security Agreement.

ARTICLE XV

GENERAL INTERCREDITOR AND SUBORDINATION PROVISIONS

Section 15.1    Agreement to Subordinate Tranche B Priority Collateral.

(a) Each of the Credit Parties and the Borrower, for itself and its successors and assigns, covenants and agrees, and each of the Holders, for itself and its respective successors and assigns, and each of the Tranche A Lenders, for itself and its respective successors and assigns, hereby agrees, that, to the extent and in the manner set forth in this Section 3.1(a), all Liens now or hereafter acquired by the Tranche B Lenders or the Agent, on behalf of the Tranche B Lenders, in any or all of the Tranche B Priority Collateral (the "First Priority Real Estate Liens") shall at all times be prior and superior to (a) any Lien now held or hereafter acquired by the Tranche A Lenders or the Agent, on behalf of the Tranche A Lenders, in the Tranche B Priority Collateral (the "Second Priority Real Estate Liens") and
(b) any Lien now held or hereafter acquired by the Holders or the Agent, on behalf of the Holders, in the Tranche B Priority Collateral (the "Third Priority Real Estate Liens"). Said priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules of law, or court decisions to the contrary. The lien subordination provisions in this Section 3.1(a) are for the benefit of and shall be enforceable directly by the Tranche B Lenders and the Agent, on behalf of the Tranche B Lenders, and each of the Tranche B Lenders shall be deemed to have acquired the Tranche B Indebtedness in reliance upon this Agreement. The Agent shall have the right to act on behalf of the Tranche B Lenders pursuant to this Agreement in enforcing the rights of the Tranche B Lenders under this Agreement.

(b) Each of the Credit Parties and the Borrower, for itself and its successors and assigns, covenants and agrees, and each of the Holders, for itself and its respective successors and assigns, hereby agrees, that, to the extent and in the manner set forth in this Section 3.1(b), the Second Priority Real Estate Liens shall at all times be prior and superior to all Third
Priority Real Estate Liens. Said priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules of law, or court decisions to the contrary. The lien subordination provisions in this Section 3.1(b) are for the benefit of and shall be enforceable directly by the Tranche A Lenders and the Agent, on behalf of the Tranche A Lenders, and each of the Tranche A Lenders shall be deemed to have acquired the Tranche A Indebtedness in reliance upon this Agreement. The Agent shall have the right to act on behalf of the Tranche A Lenders pursuant to this Agreement in enforcing the rights of the Tranche A Lenders subject to the terms of this Agreement.

        Section 15.2    Disposition of Tranche B Priority Collateral.

(a) The Holders, the Tranche A Lenders and the Revolving Loan Lender hereby agree that, until all Tranche B Indebtedness has been paid in full in cash and satisfied, upon the occurrence of a Tranche B Credit Agreement Event of Default, the Tranche B Lenders (or the Agent acting on their behalf) may foreclose upon, receive a deed in lieu of foreclosure, if applicable, or otherwise dispose of, and exercise any other rights with respect to, any or all of the Tranche B Priority Collateral, free of the Second Priority Real Estate Liens and the
Third Priority Real Estate Liens, provided that the Holders and the Tranche A Lenders retain any rights they may have as a junior secured creditor with respect to the surplus, if any, arising from any such disposition or enforcement.
(b) Upon any disposition of any of the Tranche B Priority Collateral by the Tranche B Lenders or the Agent, on behalf of the Tranche B Lenders, the Holders, the Tranche A Lenders and the Revolving Loan Lender agree, if requested, to execute and immediately deliver any and all releases or other documents or agreements which the Tranche B Lenders or the Agent, on behalf of the Tranche B Lenders, deem necessary to accomplish a disposition thereof free of the Second Priority Real Estate Liens and the Third Priority Real Estate Liens.

(c) The Holders and the Tranche A Lenders hereby agree that, at such time as all Tranche B Indebtedness has been paid in full in cash and satisfied, upon the occurrence of a Tranche B Credit Agreement Event of Default, the Holders (or the Agent acting on their behalf) may foreclose upon, receive a deed in lieu of foreclosure, if applicable, or otherwise dispose of, and exercise any other rights with respect to, any or all of the Tranche B Priority Collateral, provided, however, the Holders agree that any proceeds from the sale or other disposition of the Tranche B Priority Collateral shall be distributed in accordance with Section 8.7 of the Participation Agreement.

(d) Upon any disposition of any of the Tranche B Priority Collateral by the Holders or the Agent, on behalf of the Holders, the Tranche A Lenders agree, if requested, to execute and immediately deliver any and all releases or other documents or agreements which the Holders or the Agent deem necessary to accomplish a disposition thereof free of the Second Priority Real Estate Liens.

        Section 15.3    Agreement to Subordinate Tranche A Priority Collateral.

        (a) Each of the Agent and the Tranche B Lenders covenants and agrees that, to the extent and in the manner set forth in this Section 3.3(a), all Liens now or hereafter acquired by or for the benefit of the Tranche A Lenders or the Agent (or Congress) on behalf of the Tranche A Lenders, in any or all of the Tranche A Priority Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by or on behalf of the Tranche B Lenders, or any such Liens of Agent to the extent held for the benefit of the Tranche B Lenders. Such priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules of law, or court decisions to the contrary. The lien subordination provisions in this Section 3.3(a) are for the benefit of and shall be enforceable directly by the Tranche A Lenders and the Agent (or Congress), on behalf of the Tranche A Lenders, and each of the Tranche A Lenders shall be deemed to have acquired its portion of the Tranche
A Indebtedness in reliance upon this Agreement. The Agent or Congress, at its option, shall have the right to act on behalf of the Tranche A Lenders pursuant to this Agreement in enforcing the rights of the Tranche A Lenders under this Agreement.

        (b) In addition, and not in limitation of the foregoing, each of the Agent and the Tranche B Lenders covenants and agrees that all Liens now or hereafter acquired by or for the benefit of Revolving Loan Lender pursuant to or in connection with the Lessee Credit Agreement in any or all of the Tranche A Priority Collateral to the extent of the Revolving Loan Obligations shall at all times be prior and superior to any Lien now held or hereafter acquired by or on behalf of the Tranche B Lenders, or any such Liens of the Agent to the extent held for the benefit of the Tranche B Lenders. Such priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules of law, or court decisions to the contrary. The lien subordination provisions in this Section 3.3(b) are for the benefit of and shall be enforceable directly by the Revolving Loan Lender and Revolving Loan Lender shall be deemed to have provided the loans, advances and other financial accommodations giving rise to such Revolving Loan Obligations in reliance upon this Agreement. Notwithstanding anything to the contrary contained in the Lessee Security Agreement, the security interest of the Agent in the Tranche A Priority Collateral (arising pursuant to the assignment by the Lessor under the Security Documents) shall only be for the benefit of the Tranche A Lenders and the Tranche B Lenders.

Section 15.4 Disposition of Tranche A Priority Collateral. The Agent and the Tranche B Lenders hereby agree that, until all Tranche A Indebtedness has been paid in full in cash and satisfied and all Revolving Loan Obligations have been paid in full in cash and satisfied and the Revolving Loan Agreements have been terminated, the Tranche A Lenders, or the Agent on behalf of and solely upon the direction of the Tranche A Lenders, or at its option, Congress (on behalf of and as agent for the Tranche A Lenders or the Agent), or the Revolving Loan Lender, as Congress may elect, shall have the exclusive right to manage, perform and enforce the terms of the Lessee Security Agreement or any of the other Security Documents to the extent applicable to the Tranche A Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of any or all of the Tranche A Priority Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Tranche A Priority Collateral or to allow the Revolving Loan Lender to do any of the foregoing. Notwithstanding anything to the contrary contained in any of the Operative Agreements or otherwise, only the Revolving Loan Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any Tranche A Priority Collateral. The Agent shall, and the Tranche B Lenders hereby irrevocably direct and authorize the Agent to, immediately upon the request of the Revolving Loan Lender, or Congress as agent for the Agent or the Tranche A Lenders, to release or otherwise terminate its Liens on such Tranche A Priority Collateral, to the extent such Tranche A Priority Collateral is sold or otherwise disposed of either by the Revolving Loan Lender, its agents, or the Lessee or any Guarantor, with the consent of the Revolving Loan Lender and will immediately deliver such other release documents as the Revolving Loan Lender may reasonably require in connection therewith. Any proceeds from such sale or other disposition may be applied to the Tranche A Indebtedness or the Revolving Loan Obligations as the Revolving Loan Lender may elect in its sole determination, provided that the Tranche B Lenders retain any rights they may have as a junior secured creditor with respect to the surplus, if any, arising from any such sale or disposition.

Section 15.5    Limitations on Rights and Remedies.
(a) The Tranche A Lenders (and the Agent or Congress acting on their behalf) shall not be entitled to (i) exercise any rights or remedies with respect to the Second Priority Real Estate Liens, including without limitation the right to (A) enforce any Liens or sell or otherwise foreclose on or realize upon (judicially or non-judicially) any portion of the Tranche B Priority Collateral or execute any amendment, supplement or acknowledgement thereof or
(B) request any action, institute proceedings, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Tranche B Priority Collateral or (ii) demand, accept or obtain any Lien on any Tranche B Priority Collateral (except for Liens subject to the terms of this Agreement). In the event that any Tranche A Lender, Holder, the Agent, Congress (acting on behalf of the Tranche A Lenders) or the Revolving Loan Lender shall receive any proceeds of the Tranche B Priority Collateral or possession of any such Tranche B Priority Collateral, it shall receive and hold the same in trust, as trustee, for the benefit of the Tranche B Lenders and shall immediately deliver the same to the Tranche B Lenders (together with any endorsement or assignment, as the case may be, where reasonably necessary) for application in accordance with the terms of the Operative Agreements.

(b) Until all Tranche B Indebtedness has been paid in full in cash and satisfied, the Holders (and the Agent acting on their behalf) shall not be entitled to (i) exercise any rights or remedies with respect to the Third Priority Real Estate Liens, including without limitation the right to (A) enforce any Liens or sell or otherwise foreclose on or realize upon (judicially or non-judicially) any portion of the Tranche B Priority Collateral or execute any amendment, supplement or acknowledgement thereof or (B) request any action, institute proceedings, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Tranche B Priority Collateral or (ii) demand, accept or obtain any Lien on any Tranche B Priority Collateral (except for Liens subject to the terms of this Agreement). At such time as all Tranche B Indebtedness has been paid in full in cash and satisfied, in the event any Holder or the Agent acting on behalf of the Holders shall receive any proceeds of the Tranche B Priority Collateral, it shall receive and hold the same in trust, as trustee, for the benefit of the Tranche A Lenders and shall immediately deliver the same to the Tranche A Lenders for application in accordance with the terms of the Operative Agreements.

        (c) Until all Tranche A Indebtedness has been paid in full in cash and satisfied and all Revolving Loan Obligations have been paid in full in cash and satisfied and the Revolving Loan Agreements have been terminated, the Tranche B Lenders and the Holders shall not, and the Agent acting on their behalf shall not (but without limiting the rights of the Agent to act at the direction of Congress as provided for herein), exercise any rights or remedies with respect to the Tranche A Priority Collateral, including, without limitation, (i) enforcing any Liens or selling or otherwise seeking to foreclose or realize upon (judicially or non-judicially) any portion of the Tranche A Priority Collateral (including without limitation, by setoff or notification of account debtors) or execute any amendment, supplement or acknowledgement thereof or (ii) request any action, institute proceedings give any instructions, or make any election with respect to any portion of the Tranche A Priority Collateral. In the event that any Tranche B Lender, Holder or the Agent shall receive any proceeds of the Tranche A Priority Collateral or possession of any such Tranche A Priority Collateral it shall receive and hold the same in trust, as trustee, for the benefit of the Revolving Loan Lender and the Tranche A Lenders and shall immediately deliver the same to the Revolving Loan Lender (together with any endorsement or assignment of the Agent or such Tranche B Lender or Holder, as the case may be, where reasonably necessary) for application to any of the Tranche A Indebtedness or the Revolving Loan Obligations, as the Revolving Loan Lender may, in its sole discretion, elect.

Section 15.6    Intercreditor Arrangements in Bankruptcy.

(a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Borrower or a Credit Party shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

(b) Except as otherwise specifically permitted in this Section 3.6, until the Tranche B Indebtedness has been paid in full in cash and satisfied, neither the Holders, nor the Agent, on their behalf, shall assert without the written consent of the Majority Tranche B Lenders any claim, motion, objection, or argument in respect of Tranche B Priority Collateral in connection with any Bankruptcy Event which could otherwise be asserted or raised in connection with such Bankruptcy Event by such Holders or the Agent acting on their behalf as a creditor of the Borrower or any Credit Party with a Lien on the Tranche B Priority Collateral, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Tranche B Priority Collateral.

(c) Except as otherwise specifically permitted in this Section 3.6, neither the Tranche A Lenders, nor the Agent or Congress, on their behalf, nor the Revolving Loan Lender shall assert without the written consent of (x) the Majority Tranche B Lenders and (y) the Majority Holders any claim, motion, objection, or argument in respect of Tranche B Priority Collateral in connection with any Bankruptcy Event which could otherwise be asserted or raised in connection with such Bankruptcy Event by such Tranche A Lenders or the Agent or Congress acting on their behalf or the Revolving Loan Lender as a creditor of the Borrower or any Credit Party with a Lien on the Tranche B Priority Collateral, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Tranche B Priority Collateral.

(d) Except as otherwise specifically permitted in this Section 3.6, until the Tranche A Indebtedness has been paid in full in cash and satisfied and the Revolving Loan Obligations have been paid in full in cash and satisfied and the Revolving Loan Agreements have been terminated, neither the Holders, nor the Tranche B Lenders shall assert without the written consent of the Majority Tranche A Lenders any claim, motion, objection, or argument in respect of Tranche A Priority Collateral in connection with any Bankruptcy Event which could otherwise be asserted or raised in connection with such Bankruptcy Event by such Holders or the Tranche B Lenders as a creditor of the Borrower or any Credit Party with a Lien on the Tranche A Priority Collateral, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Tranche A Priority Collateral.

(e) Without limiting the generality of the foregoing, the Holders, the Tranche A Lenders and the Revolving Loan Lender agree that if a Bankruptcy Event occurs, the Holders, the Tranche A Lenders and the Revolving Loan Lender shall not oppose (and shall cause the Agent or Congress not to oppose) any sale or other disposition of any assets comprising part of the Tranche B Priority Collateral free and clear of security interests, liens or other claims of any party, including any Holder, any Tranche A Lender or the Revolving Loan Lender, under Section 363 of the Bankruptcy Code on the basis that the Holders', the Tranche A Lenders' or the Revolving Loan Lender's interest in the Tranche B Priority Collateral is impaired by such sale or inadequately protected as a result of such sale if the Tranche B Lenders or the Agent, on behalf of the Tranche B Lenders, or the Holders or the Agent on behalf of the Holders, have consented to such sale or disposition of such assets.

(f) Without limiting the generality of the foregoing, the Holders and the Tranche B Lenders agree that if a Bankruptcy Event occurs, the Holders and Tranche B Lenders shall not oppose (and shall cause the Agent not to oppose) any sale or other disposition of any assets comprising part of the Tranche A Priority Collateral free and clear of security interests, liens or other claims of any party, including any Holder or any Tranche B Lender, under Section 363 of the Bankruptcy Code on the basis that the Holders' or Tranche B Lenders' interest in the Tranche A Priority Collateral is impaired by such sale or inadequately protected as a result of such sale if the Tranche A Lenders or any agent, on behalf of the Tranche A Lenders or the Revolving Loan Lender, has consented to such sale or disposition of such assets.

(g) The Tranche A Lenders and the Revolving Loan Lender agree that they will not (nor cause the Agent or Congress to) initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of any Tranche B Lender's claim (or the claim of the Agent on behalf of any Tranche B Lender) with respect to the Tranche B Priority Collateral, (iii) challenging the perfection or enforceability of any First Priority Real Estate Liens or (iv) asserting any claims which the Borrower or any Credit Party may hold with respect to the Tranche B Lenders or the Tranche B Indebtedness, if any.

(h) The Holders agree that they will not (nor cause the Agent to) initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of any Tranche B Lender's claim or any Tranche A Lender's claim (or the claim of the Agent on behalf of any Tranche B Lender or the claim of the Agent or Congress on behalf of any Tranche A Lender) with respect to the Tranche B Priority Collateral, (iii) challenging the perfection or enforceability of any First Priority Real Estate Liens or Second Priority Real Estate Liens or (iv) asserting any claims which the Borrower or any Credit Party may hold with respect to (A) the Tranche B Lenders or the Tranche B Indebtedness, if any or (B) the Tranche A Lenders or the Tranche A Indebtedness, if any.

(i) The Agent, the Holders and the Tranche B Lenders agree that they will not initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of any Tranche A Lender's claim (or the claim of the Agent on behalf of any Tranche A Lender) or the Revolving Loan Lender's claim with respect to the Tranche A Priority Collateral or (iii) asserting any claims which the Borrower or any Credit Party may hold with respect to the Tranche
A Lenders, the Tranche A Indebtedness, the Revolving Loan Lender or the Revolving Loan Obligations, if any.

(j) To the extent that the any Tranche B Lender or any Tranche A Lender receives payments or transfers in respect of the Tranche B Indebtedness or Tranche A Indebtedness or proceeds of the Tranche B Priority Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Tranche B Indebtedness or Tranche A Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Tranche B Lender or Tranche A Lender, as applicable.

(k) To the extent that the any Tranche A Lender receives payments or transfers in respect of the Tranche A Indebtedness or proceeds of the Tranche
A Priority Collateral or the Revolving Loan Lender receives payments or transfers in respect of the Revolving Loan Obligations or proceeds of the Tranche A Priority Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Tranche A Indebtedness, or part thereof, or the Revolving Loan Obligations, as the case may be, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Tranche A Lender or the Revolving Loan Lender, as the case may be.

(l) Notwithstanding any other provision of this Section, (i) the Tranche B Lenders (or the Agent on their behalf), the Holders (or the Agent on their behalf), the Tranche A Lenders (or the Agent on their behalf) and the Revolving Loan Lender shall be entitled to file any necessary pleadings, motions, objections or agreement which assert rights or interests available to unsecured creditors of the Borrower or any Credit Party arising under either the Bankruptcy Code or applicable non-bankruptcy law and (ii) the Lenders and the Holders shall be entitled to make any indemnity claim afforded any such Lender or Holder under the Participation Agreement or any other Operative Agreement.

Section 15.7    Obligations of Credit Parties Unconditional.

(a) Nothing contained in this Agreement is intended to or shall relieve the obligations of the Borrower or the Credit Parties to the Tranche B Lenders, the Holders, the Tranche A Lenders, the Lessor, the Revolving Loan Lender or any other Person with respect to its obligations under the Operative Agreements or the Revolving Loan Agreements, to pay any amount in respect of the Tranche B Indebtedness, the Holder Indebtedness, the Tranche A Indebtedness, the Revolving Loan Obligations or any other amounts arising under the Operative Agreements or the Revolving Loan Agreements, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Tranche B Lenders, the Holders, the Tranche A Lenders or the Revolving Loan Lender, on the one hand, and the other creditors of the Borrower or any Credit Party, on the other hand. All rights and interests of the Tranche B Lenders, the Tranche A Lenders, the Holders and the Revolving Loan Lender hereunder, and all agreements and obligations of the Credit Parties, the Holders, the Tranche A Lenders, the Tranche B Lenders and the Revolving Loan Lender hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Operative Agreement or any other agreement or instrument relating thereto or the Revolving Loan Agreements or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of, or in any other term of, all or any of the Tranche B Indebtedness, the Holder Indebtedness, the Tranche A Indebtedness or the Revolving Loan Obligations, or any amendment or waiver of or any consent to departure from any provision of any Operative Agreement or the Revolving Loan Agreements;

(iii) any exchange, release, nonperfection, or unenforceability of any Lien or security interest in any Tranche B Priority Collateral or any Tranche A Priority Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Tranche B Indebtedness, the Holder Indebtedness, the Tranche A Indebtedness or the Revolving Loan Obligations;

(iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Credit Party in respect of the Tranche B Indebtedness, the Holder Indebtedness, or the Tranche A Indebtedness in respect of this Agreement.

(b) Nothing contained in this Agreement shall affect the obligation of the Borrower or the Credit Parties to make, or prevent the Borrower or the Credit Parties from making, at any time, payment of any amount in respect of the Tranche B Indebtedness, the Holder Indebtedness, the Tranche A Indebtedness or otherwise owing under any Operative Agreement.

Section 15.8 No Other Beneficiaries. This Agreement and the provisions contained herein are intended only for the benefit of the holders of the Tranche B Indebtedness, the Holder Indebtedness, the Tranche A Indebtedness and the Revolving Loan Obligations and no other creditor of the Borrower or the Credit Parties. Neither the Borrower, nor the Credit Parties will publish or give to any creditor or prospective creditor of the Borrower or the Credit Parties any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Holders, the Tranche A Lenders or the Tranche B Lenders without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Tranche B Indebtedness, the Holder Indebtedness or the Tranche A Indebtedness, as applicable, and not for the benefit of any other creditor of the Borrower or the Credit Parties.

Section 15.9 Rights Not to be Impaired. No right of any present or future holder of any Tranche B Indebtedness, any Holder Indebtedness, any Tranche A Indebtedness or the Revolving Loan Obligations to enforce any agreement as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by Borrower or the Credit Parties with the terms and provisions and covenants herein regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Section 15.10   Waivers.

(a) Each of the Agent, the Holders, the Tranche A Lenders and the Revolving Loan Lender hereby waives and releases any claim which, the Agent or such Holder or such Tranche A Lender or the Revolving Loan Lender may now or hereafter have against the Agent or any Tranche B Lender arising out of any and all actions which any of them, in good faith, takes or omits to take with respect to the Tranche B Priority Collateral, including without limitation, (i) actions with respect to the creation, perfection or continuation of liens or security interest in the Tranche B Priority Collateral, (ii) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Tranche B Priority Collateral, and (iii) any other action with respect to the valuation, use, protection or disposition of the Tranche B Priority Collateral.

(b) Each of the Agent, the Tranche A Lenders and the Revolving Loan Lender hereby waive and release any claim which the Agent, such Tranche A Lender or the Revolving Loan Lender may now or hereafter have against the Agent or any Holder arising out of any and all actions which any of them, in good faith, takes or omits to take with respect to the Tranche B Priority Collateral, including without limitation, (i) actions with respect to the creation, perfection or continuation of liens or security interest in the Tranche B Priority Collateral, (ii) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Tranche B Priority Collateral and (iii) any other action with respect to the valuation, use, protection or disposition of the Tranche B Priority Collateral.

(c) Each of the Agent, the Holders and the Tranche B Lenders hereby waives and releases any claim which, the Agent or such Holder or such Tranche B Lender may now or hereafter have against the Agent (or Congress) or any Tranche A Lender or the Revolving Loan Lender arising out of any and all actions which any of them, in good faith, takes or omits to take with respect to the Tranche A Priority Collateral, including without limitation, (i) actions with respect to the creation, perfection or continuation of liens or security interest in the Tranche A Priority Collateral, (ii) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Tranche A Priority Collateral, and (iii) any other action with respect to the valuation, use, protection or disposition of the Tranche A Priority Collateral.

Section 15.11 Terminations, Amendments, Etc. Each of the parties hereto agrees that:

(a) this Agreement may not be terminated, amended, supplemented, waived or modified unless such termination, amendment, supplement, waiver or modification has been approved in writing by the Borrower, each Credit Party and the Majority Secured Parties, provided, however, (i) this Section 3.11 may not be amended, modified or waived without the consent of each Financing Party affected thereby and (ii) without the consent of the Revolving Loan Lender, no Operative Agreement may be amended, changed or waived in a manner which would affect in any way the Tranche A Priority Collateral;

(b) any Operative Agreement (other than this Agreement and the Mortgage Instruments and the UCC Financing Statements related thereto) may not be terminated, amended, supplemented, waived or modified unless such termination, amendment, supplement, waiver or modification has been approved in writing by the Borrower, each of the Credit Parties and the Majority Tranche A Lenders, provided, however, that:

(i) without the consent of each Financing Party affected thereby, no Operative Agreement may be amended, changed, waived, discharged or terminated so as to

(I) extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, or extend any payment date of any Note or Certificate;

(II) reduce the percentage specified in the definition of Majority Secured Parties; or

(III) consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Operative Agreement or release the Borrower or any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of the Borrower or any Credit Party to the Lessor or any Financing Party under any Operative Agreement;

(ii) so long as no Default or Event of Default shall have occurred and be continuing, the Lessee shall not be permitted to purchase a Property for less than a price equal to the Termination Value of such Property, without the consent of the Majority Secured Parties;

(iii) without the consent of each Holder, no Operative Agreement may be amended, changed, waived, discharged or terminated so as to (I) reduce the stated Holder Yield payable on any Certificate, (II) reduce the percentage specified in the definition of Majority Holders (III) affect any payment obligations of the Lessee under the Lease or of the Owner Trustee with respect to the Holder Indebtedness, (IV) affect the rights of the Lessor or the Agent to demand or receive any payment under the Lease or any other Operative Agreement with respect to the Holder Advances, including, without limitation any such rights included in Section 3.1, 3.2, 3.3, 15.1, 17.1, 17.2, 17.3,
17.4, 17.5, 17.7, 19.1, 19.2, 20.1, 20.2, 20.3 or Article XXII of the Lease or
(V) affect in any way the Tranche B Priority Collateral (if the Tranche B Indebtedness has been paid in full in cash and satisfied);

(iv) without the consent of each Tranche A Lender, no Operative Agreement may be amended, changed, waived, discharged or terminated so as to (I) reduce the stated rate of interest payable on any Tranche A Note, (II) reduce the percentage specified in the definition of Majority Tranche A Lenders, (III) affect any payment obligations of the Lessee under the Lease or of the Owner Trustee with respect to the Tranche A Indebtedness, or (IV) affect the rights of the Lessor or the Agent to demand or receive any payment under the Lease or any other Operative Agreement with respect to the Tranche A Indebtedness, including, without limitation any such rights included in Sections 3.1, 3.2, 3.3, 15.1, 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 17.7, 19.1, 19.2, 20.1, 20.2,
20.3 or Article XXII of the Lease, (V) affect in any way the Tranche A Priority Collateral;

(v) without the consent of each Tranche B Lender, no Operative Agreement may be amended, changed, waived, discharged or terminated so as to (I) reduce the stated rate of interest payable on any Tranche B Note, (II) reduce the percentage specified in the definition of Majority Tranche B Lenders, (III) amend, modify or waive any provision of Sections 4.1, 8.2, 9.1, 10.1, 10.2, 11.1, 12.1, 13.1, 13.2, 14.1, 14.2, 14.3, 14.4, 15.1, 15.2 or 15.3 of the
Lease, (IV) affect any payment obligations of the Lessee under the Lease or of the Owner Trustee with respect to the Tranche B Indebtedness, (V) affect the rights of the Lessor or the Agent to demand or receive any payment under the Lease or any other Operative Agreement with respect to the Tranche B Indebtedness, including without limitation, any such rights contained in Sections 3.1, 3.2, 3.3, 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 17.7, 19.1, 19.2,
20.1, 20.2, 20.3 or Article XXII of the Lease or (VI) affect in any way the Tranche B Priority Collateral;

(c) (i) the Holder Mortgage Instrument (and any UCC Financing Statement related thereto) may not be terminated, amended, supplemented, waived or modified unless such termination, amendment, supplement, waiver or modification has been approved in writing by the Borrower, each of the Credit Parties and the Majority Holders, (ii) the Tranche A Mortgage Instrument (and any UCC Financing Statement related thereto) and the Lessee Security Agreement may not be terminated, amended, supplemented, waived or modified unless such termination, amendment, waiver or modification has been approved in writing by the Borrower, each of the Credit Parties and the Majority Tranche A Lenders and
(iii) the Tranche B Mortgage Instrument (and UCC Financing Statement related thereto) may not be terminated, amended, supplemented, waived or modified unless such termination, amendment, supplement, waiver or modification has been approved in writing by the Borrower, each of the Credit Parties and the Majority Tranche B Lenders;
provided, further, however, notwithstanding the foregoing, the Tranche A Lenders and the Holders agree that the Agent may enter into any amendment, modification, waiver, discharge or termination of the Tranche A Mortgage Instrument and the Holder Mortgage Instrument and the respective UCC Financing Statements related thereto in a manner consistent with any amendment, modification, waiver, discharge or termination of the Tranche B Mortgage Instrument so long as such amendment, modification, waiver, discharge or termination does not affect the Lessee Security Agreement, any rights related to the Tranche A Priority Collateral or any right to demand or receive payments under the Lease.

Section 15.12   Right to Purchase.

(a) Following the occurrence of a Tranche B Credit Agreement Event of Default, the Tranche A Lenders shall have, and the Tranche B Lenders, hereby grant to the Tranche A Lenders, the option to purchase from the Tranche B Lenders, all of the Tranche B Lenders' right, title and interest in, to and under the Operative Agreements with respect to the Tranche B Loans, for a cash price equal to the Outstanding Balance (as defined below) as of the date of purchase. If the Tranche A Lenders exercise such option to purchase prior to the exercise of the Holders' option to purchase contained in Section 3.12(b) below, the Tranche B Lenders shall sell to the Tranche A Lenders all of the Tranche B Lenders' right, title and interest in, to and under the Operative Agreements with respect to the Tranche B Loans at the price referenced above. Such option may be exercised by delivery to the Agent of a notice exercising such option, and specifying a closing date which shall be not less than 15 days nor more than 30 days after the date such notice is delivered. Promptly after delivery of such notice, the Tranche A Lenders shall enter into a definitive note purchase agreement having substantially the terms of an Assignment and Acceptance and containing such other customary terms as the parties may agree. For purposes of this Section 3.12(a) "Outstanding Balance" shall mean, as of any time, the outstanding principal amount of the Tranche B Loans, any fees or interest accrued thereon (including fees and interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto (whether or not any such item is an allowed claim under applicable law)) and unpaid at such time, and any other amounts then owing by the Borrower and the Credit Parties to the Tranche B Lenders under the Operative Agreements, including any amounts payable pursuant to any provision of Section 11 of the Participation Agreement, any costs of collection or enforcement (including reasonable attorneys' fees).

(b) Following the occurrence of a Tranche B Credit Agreement Event of Default, the Holders shall have, and the Tranche B Lenders, hereby grant to the Holders, the option to purchase from the Tranche B Lenders, all of the Tranche B Lenders' right, title and interest in, to and under the Operative Agreements with respect to the Tranche B Loans, for a cash price equal to the Outstanding Balance (as defined below) as of the date of purchase. If the Holders exercise such option to purchase prior to the exercise of the Tranche A Lenders' option to purchase contained in Section 3.12(a) above, the Tranche B Lenders shall sell to the Holders all of the Tranche B Lenders' right, title and interest in, to and under the Operative Agreements with respect to the Tranche B Loans at the price referenced above. Such option may be exercised by delivery to the Agent of a notice exercising such option and specifying a closing date which shall be not less than 15 days nor more than 30 days after the date such notice is delivered. Promptly after delivery of such notice, the Holders shall enter into a definitive note purchase agreement having substantially the terms of an Assignment and Acceptance and containing such other customary terms as the parties may agree. For purposes of this Section 3.12(b), "Outstanding Balance" shall mean, as of any time, the outstanding principal amount of the Tranche B Loans, any fees or interest accrued thereon (including fees and interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto (whether or not any such item is an allowed claim under applicable law)) and unpaid at such time, and any other amounts then owing by the Borrower and the Credit Parties to the Tranche B Lenders under the Operative Agreements, including any amounts payable pursuant to any provision of Section 11 of the Participation Agreement, any costs of collection or enforcement (including reasonable attorneys' fees).

(c) Following the occurrence of a Tranche B Credit Agreement Event of Default, if the Holders shall have exercised their option to purchase contained in Section 3.12(b) above, the Tranche A Lenders shall have the option to purchase from the Holders, all of the Holders' right, title and interest in, to and under the Operative Agreements with respect to the Tranche B Loans, for a cash price equal to the Outstanding Balance (as defined below) as of the date of purchase. Such option may be exercised by delivery to the Agent of a notice exercising such option, and specifying a closing date which shall be not less than 15 days nor more than 30 days after the date such notice is delivered. Promptly after delivery of such notice, the Tranche A Lenders shall enter into a definitive note purchase agreement having substantially the terms of an Assignment and Acceptance and containing such other customary terms as the parties may agree. For purposes of this Section 3.12(c), "Outstanding Balance" shall mean, as of any time, the outstanding principal amount of the Tranche B Loans, any fees or interest accrued thereon (including fees and interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto (whether or not any such item is an allowed claim under applicable law) and unpaid at such time, and any other amounts then owing by the Borrower and the Credit Parties to the Holders with respect to the Tranche B Loans under the Operative Agreements, including any amounts payable pursuant to any provision of Section 11 of the Participation Agreement, any costs of collection or enforcement (including reasonable attorneys' fees).

Section 15.13 Lease Subordination. Each of the parties hereto agrees, for itself and its successors and assigns, that the Lease shall at all times be subordinate to the Mortgage Instruments and the liens thereof.

ARTICLE XVI

ENFORCEMENT AGAINST COLLATERAL;
APPLICATION OF PROCEEDS FROM COLLATERAL

        Section 16.1    Limit on Enforcement.

        Each of the Agent, the Tranche A Lenders, the Tranche B Lenders, the Holders and the Revolving Loan Lender hereby agree among themselves that (a)(i) the liens and security interests granted to the Agent, on behalf of the Lenders and the Holders, in the Security Documents against the Tranche B Priority Collateral shall not be enforced as against any of Tranche B Priority Collateral except at the direction of the Majority Tranche B Lenders in compliance with the provisions hereof and (ii) any and all rights and interests of the Financing Parties under the Lease related to the Tranche B Priority Collateral shall not be enforced except at the direction of the Majority Tranche B Lenders in compliance with the provisions hereof, (b) at such time as all Tranche B Indebtedness has been paid in full in cash and satisfied, (i) the liens and security interests granted to the Agent, on behalf of the Lenders and the Holders, in the Security Documents against the Tranche B Priority Collateral shall not be enforced as against any of the Tranche B Priority Collateral except at the direction of the Majority Holders in compliance with the provisions hereof and (ii) any and all rights and interests of the Financing Parties under the Lease related to the Tranche B Priority Collateral shall not be enforced except at the direction of the Majority Holders in compliance with the provisions hereof, (c)(i) the liens and security interests granted to the Agent, on behalf of the Lenders and the Holders, in the Security Documents against the Tranche A Priority Collateral shall not be enforced as against any of the Tranche A Priority Collateral except at the direction of Congress in compliance with the provisions hereof and (ii) any and all rights and interests under the Lease with respect to those payments under the Lease (including, without limitation, any payment of the Termination Value in accordance with Section 17.6 of the Lease) which would be distributed to the Tranche A Lenders first in accordance with Section 8.7 of the Participation Agreement shall not be enforced except at the direction of Congress in compliance with the provisions hereof and (d) the enforcement of any and all rights and interests (other than those identified in subclauses
(a), (b) and (c) above) created and existing under the Operative Agreements including, without limitation, all rights and remedies against a Guarantor shall not be taken by the Agent except at the direction of the Majority Tranche A Lenders in compliance with the provisions hereof. Notwithstanding any provision herein to the contrary, each Financing Party is entitled to exercise as such Financing Party sees fit its rights and interests existing under any indemnification provision contained in any Operative Agreement. Each of the parties hereto agrees that, until all the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full, the provisions of this Agreement shall provide the exclusive method by which any Financing Party may exercise rights and remedies under any Operative Agreement.

        Section 16.2    Enforcement.

        (a) Upon the occurrence of any Tranche B Credit Agreement Event of Default, the Agent, at the direction of the Majority Tranche B Lenders, shall seek to realize upon the security interests and liens granted to the Agent, for the benefit of the Tranche B Lenders, in the Tranche B Priority Collateral in such manner as directed by the Majority Tranche B Lenders. If the Agent has requested instructions from the Majority Tranche B Lenders at a time when a Tranche B Credit Agreement Event of Default shall be outstanding and the Majority Tranche B Lenders have not responded to such request within 30 days thereafter, the Agent may take, but shall have no obligation to take, any and all actions under the Security Documents, or otherwise, including foreclosure of any liens or any other exercise of remedies, as the Agent shall determine to be in the best interests of the Tranche B Lenders; provided, however, if instructions are thereafter received from the Majority Tranche B Lenders, then any subsequent actions of the Agent shall be subject to such instructions.

        (b) After all Tranche B Indebtedness has been paid in full and satisfied, upon the occurrence of any Tranche B Credit Agreement Event of Default, the Agent, at the direction of the Majority Holders, shall seek to realize upon the security interests and liens granted to the Agent, for the benefit of the Tranche A Lenders and the Holders, in the Tranche B Priority Collateral in such manner as directed by the Majority Holders. If the Agent has requested instructions from the Majority Holders at a time when a Tranche
B Credit Agreement Event of Default shall be outstanding and the Majority Holders have not responded to such request within 30 days thereafter, the Agent may take, but shall have no obligation to take, any and all actions under the Security Documents, or otherwise, including foreclosure of any liens or any other exercise of remedies, as the Agent shall determine to be in the best interests of the Holders; provided, however, if instructions are thereafter received from the Majority Holders, then any subsequent actions of the Agent shall be subject to such instructions.

        (c) Subject to the terms of Article III hereof, upon the occurrence of any Event of Default, the Agent, at the direction of Congress, shall (i)
seek to realize upon the security interests and liens granted to the Agent, for the benefit of the Tranche A Lenders, in the Tranche A Priority Collateral in such manner as directed by Congress and (ii) enforce, on behalf of the Financing Parties, any and all rights and interests (other than those identified in Sections 4.2(a), (b) and (c)(i) above) created and existing under the Operative Agreements, including, without limitation, all rights and remedies against a Guarantor and any and all rights to demand payment of the obligations of the Lessee arising under or pursuant to the Lease. The Revolving Loan Lender may, at its option, enter any or all of the Collateral during normal business hours or in order to inspect, remove or take any action with respect to the Tranche A Priority Collateral or to enforce the Revolving Loan Lender's rights with respect thereto, including, but not limited to, the examination and removal of the Tranche A Priority Collateral and the examination and duplication of the books and records of any Credit Party related to the Tranche A Priority Collateral or to otherwise handle, deal with or dispose of any Tranche A Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon; and use any of the Equipment consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Tranche A Priority Collateral and use any other Equipment to handle, deal with or dispose of any Tranche A Priority Collateral pursuant to the Revolving Loan Lender's rights as set forth in the Revolving Loan Agreements, the Uniform Commercial Code of any applicable jurisdiction and other applicable law. The rights granted to the Revolving Loan Lender hereunder shall be binding upon any transferee or assignee of any of the Collateral. The Lenders and the Holders shall not have any responsibility or liability for the acts or omissions of the Revolving Loan Lender arising in connection with the Revolving Loan Lender's use and/or occupancy of any of the Collateral as provided herein.

        Section 16.3    Application of Proceeds.

        Each of the Agent, the Tranche A Lenders, the Tranche B Lenders, the Holders and the Revolving Loan Lender agrees that the proceeds and avails of any sale of the Collateral, or any part thereof, and the proceeds and avails or any right or remedy under the Operative Agreements shall be applied in accordance with the terms of Section 8.7 of the Participation Agreement, except that notwithstanding anything to the contrary contained herein or in the Participation Agreement or any of the other Operative Agreements, proceeds of the Tranche A Priority Collateral shall be applied first to the Tranche A Indebtedness and the Revolving Loan Obligations and may, at the option of Congress, be applied to either all or any portion of the Tranche A Indebtedness or the Revolving Loan Obligations, as Congress may determine. The Credit Parties, the Tranche B Lenders, the Holders and the Agent each hereby consents and agrees to the right of Congress to so apply such proceeds of the Tranche A Priority Collateral as it may determine and each waives and releases any claim or right against the Tranche A Lenders, Congress or the Revolving Loan Lender in connection with such determination.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, (i) the Tranche B Lenders and their respective successors and assigns, including subsequent holders of Tranche B Indebtedness, and the term "holders of Tranche B Indebtedness" shall include any such subsequent or additional holder of Tranche B Indebtedness, wherever the context permits, (ii) the Holders and their respective successors and assigns, including subsequent holders of the Holder Indebtedness, and the term "holders of Holder Indebtedness" shall include any such subsequent or additional holder of Holder Indebtedness, wherever the context permits, (iii) the Tranche A Lenders and their respective successors and assigns, including subsequent holders of the Tranche A Indebtedness, and the term "holders of Tranche A Indebtedness" shall include any such subsequent or additional holder of "Tranche A Indebtedness" wherever the context permits and (iv) the Revolving Loan Lender and its successors and assigns, including subsequent holders of the Revolving Loan Obligations, and the Revolving Loan Lender shall include any subsequent holder of Revolving Loan Obligations wherever the context permits.

Section 17.2 Bankruptcy Financing. If any Credit Party shall become subject to a proceeding under the U.S. Bankruptcy Code and if the Revolving Loan Lender desires to permit the use of cash collateral or to provide financing to the Lessee under either Section 363 or Section 364 of the U.S. Bankruptcy Code, the Agent, each Lender and each Holder agrees as follows: (a) adequate notice to the Agent, the Lenders and the Holders shall have been provided for such financing or use of cash collateral if the Agent receives notice two (2) Business Days prior to any hearing on or the entry of the order approving such financing or use of cash collateral, and no objection will be raised by the Agent, the Tranche A Lenders, the Tranche B Lenders or the Holders to any such financing on the ground of a failure to provide "adequate protection" for the Liens of the Agent with respect to the Collateral, provided, that, (i) the Agent retains a Lien, for the benefit of the Lenders and the Holders, on the post-petition Collateral with the same respective priority as existed prior to the commencement of the proceeding under the U.S. Bankruptcy Code, (ii) the Revolving Loan Lender shall not receive or obtain a Lien on any of the Tranche B Priority Collateral and (iii) any such financing provided to the Lessee shall not exceed the lesser of (x) the Maximum Credit (as defined in the Revolving Loan Agreements) and (y) $325,000,000.

Section 17.3 Further Assurances. Each of the parties hereto will, at the expense of the Credit Parties, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Agent, the Tranche A Lenders, the Tranche B Lenders, the Holders or the Revolving Loan Lender may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Agent, the Tranche A Lenders, the Holders, the Tranche B Lenders or the Revolving Loan Lender to exercise and enforce their rights and remedies hereunder, including, without limitation appropriate amendments to financing statements executed by the Borrower or the Credit Parties in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments).

Section 17.4 Expenses. The Credit Parties shall pay upon demand, the amount of any and all reasonable expenses of the Agent, the Tranche A Lenders, the Tranche B Lenders and the Holders and the Revolving Loan Lender, including, without limitation, the reasonable fees and expenses of counsel which any of the Agent, the Tranche A Lenders, the Tranche B Lenders, the Holders or the Revolving Loan Lender may incur in connection with the exercise or enforcement of any of their rights or interests hereunder.

Section 17.5    Notices; Amendments etc.

(a) All notices required or permitted to be given hereunder shall be in conformance with Section 12.2 of the Participation Agreement. Unless a party changes its address by giving notice to the other parties as provided herein, notices shall be delivered to the applicable parties (other than the Revolving Loan Lender) at the addresses and transmission numbers for notices referenced in Section 12.2 of the Participation Agreement. Any notice to the Revolving Lender shall be sent to the following address:

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036
Attention: Mr. Laurence S. Forte
Telephone: 212-540-2000
Telecopy: 212-545-4283

The parties to this Agreement may change their addresses and transmission numbers for notices by providing written notice of such new address to the other parties hereto.

(b) This Agreement may be amended and the terms hereof may be waived only with the written consent of each of the parties hereto, or their authorized successors and assigns.

Section 17.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 17.8 Entire Agreement; Governing Law. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.9 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

Section 17.10 Liability Limited. The provisions of Section 12.9 of the Participation Agreement are incorporated herein by reference to the same extent and with the same effect as if set forth fully herein.

[Remainder of this page intentionally left blank.]
 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.

CREDIT PARTIES: THE PEP BOYS - MANNY, MOE & JACK

By:
Name:
Title:


THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA

By:
Name:
Title:


PEP BOYS - MANNY, MOE & JACK OF DELAWARE, Inc.

By:
Name:
Title:


PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.

By:
Name:
Title:


PBY CORPORATION

By:
Name:
Title:


CARRUS SUPPLY CORPORATION

By:
Name:
Title:

[signature pages continue]


OWNER TRUSTEE: STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the 1995 Pep Boys Leased Property Trust and/or the 1997 Pep Boys II Leased Property Trust (as applicable)

By:
Name:
Title:




[signature pages continue]
 TRANCHE B LENDERS:                     FIRST UNION NATIONAL BANK

By:
Name:
Title:






[signature pages continue]

HOLDERS:                                        FIRST UNION NATIONAL BANK

By:
Name:
Title:





[signature pages continue]

TRANCHE A LENDERS AND
REVOLVING LOAN LENDER: CONGRESS FINANCIAL CORPORATION, in its capacity as Tranche A Lender and Revolving Loan Lender

By:
Name:
Title:




[signature pages continue]

AGENT: FIRST UNION NATIONAL BANK, in its capacity as Agent

By:
Name:
Title:



[signature pages end]



Appendix A
Rules of Usage and Definitions



I.  Rules of Usage


The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

        (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

        (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

        (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

        (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

        (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

        (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

        (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

        (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

        (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

        (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

        (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

        (l) In computing any period of time for purposes of any Operative Agreement, the mechanics for counting the number of days set forth in Rule 6 of the Federal Rules of Civil Procedure shall be observed.


II.  Definitions

        "1995 Pep Boys Leased Property Trust" shall mean the grantor trust amended and restated pursuant to the terms and conditions of the Trust Agreement (1995).

        "1997 Pep Boys II Leased Property Trust" shall mean the grantor trust amended and restated pursuant to the terms and conditions of the Trust Agreement (1997).

        "ABR" shall mean, for any day, the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

        "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

        "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

        "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

        "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

        "Advance" shall mean an the funding as of the Closing Date to refinance the Existing Debt and pay the Transaction Expenses in connection therewith.

        "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

        "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

        "Agent" shall mean First Union National Bank, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, as agent for the Secured Parties.

        "Applicable Insolvency Laws" shall have the meaning given to such term in the definition of "Borrower" in this Appendix A.

        "Applicable Percentage" shall mean the Applicable Margin (as such term is defined in the Lessee Credit Agreement and calculated in accordance with the terms and conditions set forth in the Lessee Credit Agreement) for Tranche A Eurodollar Loans, two percent (2.00%) for Tranche B Eurodollar Loans, and two and seventy-five hundredths percent (2.75%) for Eurodollar Holder Advances.

        "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

        "Appraisal Procedure" shall have the meaning given such term in
Section 22.4 of the Lease.

        "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and
(b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

        "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.

        "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

        "Bankruptcy Event" shall have the meaning given to such term in Section
1.1 of the Intercreditor Agreement.

        "Base Amount" shall have the meaning given to such term in Section 10.1
(e) of the Lease.

        "Basic Documents" shall mean the following: the Participation Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Intercreditor Agreement and the Security Agreement.

        "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

        "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

        "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Borrower" shall mean the Trust Company not in its individual capacity, but solely as Owner Trustee under 1995 Pep Boys Leased Property Trust and 1997 Pep Boys II Leased Property Trust, jointly and severally as co-borrowers under the Credit Agreement; provided, that notwithstanding anything to the contrary contained in any Operative Agreement, it is the intention of the Owner Trustee and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Owner Trustee or its assets, the amount of the obligations of the Owner Trustee arising under the Credit Agreement shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws, including, without limitation, 11 U.S.C. 545, 548, 550 and other "avoidance" provisions of the Bankruptcy Code (applicable in any proceeding to the Owner Trustee, as the case may be, and the Credit Agreement, collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the obligations of the Owner Trustee, as the case may be, under the Credit Agreement or any payment made thereunder would, but for the operation of the foregoing provision, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of the obligations of the Owner Trustee under the Credit Agreement shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the obligations of the Owner Trustee under the Credit Agreement unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Credit Agreement exceeds the limitation of the foregoing provision and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the obligations under the Credit Agreement is limited by the foregoing proviso, subject to the other terms and provisions of the Credit Agreement and the Operative Agreements, shall remain in full force and effect and be fully enforceable against the Owner Trustee, as the case may be. The foregoing proviso is intended solely to preserve the rights of the Agent under the Credit Agreement against the Owner Trustee and such proceeding to the maximum extent permitted by Applicable Insolvency Laws and Owner Trustee shall not have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws in such proceeding. To the extent the context required, "Borrower" shall refer to the Owner Trustee as the Borrower.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or any other states from which the Agent, any Lender or any Holder funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

        "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

        "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

        "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

        "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Credit Party to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act other than as permitted in Section 9.7 of the Lessee Credit Agreement); (b) the liquidation or dissolution of any Credit Party or the adoption of a plan by the stockholders of any Credit Party relating to the dissolution or liquidation of such Credit Party other than as permitted in
Section 9.7 of the Lessee Credit Agreement, (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Pep Boys Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Pep Boys Parent (together with any new directors whose nomination for election by the stockholders of Pep Boys Parent was approved by a vote of at least sixty-six and two thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Pep Boys Parent then still in office; or (e) the failure of Pep Boys Parent to own one hundred percent (100%) of the voting power of the total outstanding Voting Stock of any Credit Party other than Pep Boys Parent.

        "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

        "Closing Date" shall mean September ___, 2000.

        "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

        "Collateral" shall mean all assets of the Lessor, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

        "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

        "Commitment" shall mean, as to any Lender, the Tranche A Commitment and the Tranche B Commitment of such Lender.

        "Company Obligations" shall mean all present and future obligations (whether contingent or otherwise) of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation, Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation, Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation, PBY Corporation, a Delaware corporation and Carrus Supply Corporation, a Delaware corporation, each in any and all capacities under and with respect to the Operative Agreements and each Property.

        "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

        "Congress" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

        "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

        "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

        "Credit Agreement" shall mean, collectively or individually as the context requires, the Tranche A Credit Agreement and the Tranche B Credit Agreement.

        "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

        "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

        "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes, the Intercreditor Agreement and the Security Documents.

        "Credit Parties" shall mean each Lessee and each Guarantor.

        "Deed" shall mean a special or limited warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "Defaulting Holder" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

        "Defaulting Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

        "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

        "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

        "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

        "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

        "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C.
6901, et seq., and state statutes analogous thereto.

        "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and must be remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and must be remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

        "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), (but excluding telephones, communication systems, satellite dishes, antennae, televisions and computers), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

        "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

        "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

        "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

"Eurodollar Rate" shall mean, with respect to each Interest Period for each Eurodollar Loan or Eurodollar Holder Advance, the rate per annum (rounded upwards, if necessary, to the next one sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Loan or Eurodollar Holder Advance or any Eurodollar Loan or Eurodollar Holder Advance made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

        "Event of Default" shall mean a Lease Event of Default or a Credit Agreement Event of Default.

        "Excepted Payments" shall mean:

                (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

                (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

                (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

                (e) any insurance proceeds under policies maintained by the Owner Trustee for its own benefit or any Holder for its own benefit;

                (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

                (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

                (h) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

        "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

        "Exculpated Persons" shall mean the Trust Company (except with respect to the representations and warranties and the other obligations of the Trust Company pursuant to the Operative Agreements expressly undertaken in its individual capacity, including without limitation the representations and warranties of the Trust Company pursuant to Section 6.1 of the Participation Agreement, the obligations of the Trust Company pursuant to Section 8.2 of the Participation Agreement and the obligations of the Trust Company pursuant to the Trust Agreement), the Holders (except with respect to the obligations of the Holders pursuant to the Participation Agreement and the Trust Agreement expressly undertaken in their respective individual capacities), their officers, directors, shareholders and partners.

        "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Existing Debt" shall mean the combined obligations evidenced by the Transaction Documents (as amended, modified, extended, supplemented, restated or replaced from time to time) as such term is defined in Schedule 1 to the Transaction Agreements respectively dated as of November 13, 1995 and February 28, 1997 each among The Pep Boys - Manny, Moe & Jack, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity except as expressly stated therein, Citicorp Leasing, Inc., and such other banks or lending institutions party thereto, respectively, from time to time.

        "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than September 30, 2004, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

        "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

        "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

        "Financing Parties" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and the Lenders.

        First Priority Real Estate Liens" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

        "Form 1001" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Form 4224" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

        "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantors" shall mean the various parties to the Participation Agreement from time to time, as guarantors of the Lessee with respect to the Operative Agreements and the Properties.

        "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

        "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

        "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

        "Holder Commitments" shall mean the Holder Commitment of each Holder as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

        "Holder Mortgage Instrument" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Holder Overdue Rate" shall mean the lesser of (a) the ABR plus four percent (4%) and (b) the highest rate permitted by applicable law.

        "Holder Property Cost" shall mean, with respect to each Property the amount set forth in the column labeled "Holder Property Cost" opposite such Property's location in Exhibit M to the Participation Agreement.

        "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement.

        "Holders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time holders of Certificates in connection with the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable).

        "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes);
(iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

        "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land refinanced or otherwise acquired using the proceeds of the Loans or the Holder Advances together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation any Improvements existing as of the Closing Date.

        "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

        "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

        "Indebtedness" of a Person shall mean, without duplication, such
Person's:

                (a)     obligations for borrowed money;

                (b) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

                (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

                (d) obligations which are evidenced by notes, acceptances or other instruments;

                (e) Capitalized Lease obligations and the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

                (f) net liabilities under interest rate swap, exchange or cap agreements; and

                (g)     contingent obligations.

        "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, First Union Securities, Inc., the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

        "Indemnity Provider" shall mean, respecting each Property, the Lessee.

        "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

        "Intercreditor Agreement" shall mean the Intercreditor and Lien Subordination Agreement, dated on or about the Closing Date, among each of the parties to the Participation Agreement.

        "Interest Period" shall mean as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending on September 30, 2000 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month thereafter; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, and (D) there shall not be more than one (1) Interest Period outstanding at any one (1) time.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

        "Joinder Agreement" shall mean a joinder agreement, in the form of EXHIBIT J to the Participation Agreement, executed from time to time between a Domestic Subsidiary of any Credit Party and the Agent.

        "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Lessee on the Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

        "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

        "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

        "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

        "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

        "Lease Supplement" shall mean each Lease Supplement substantially in the form of EXHIBIT A to the Lease, together with all attachments and schedules thereto.

        "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, use of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.

        "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

        "Lenders" shall mean Congress Financial Corporation, First Union National Bank and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

        "Lessee" shall have the meaning set forth in the Lease.

        "Lessee Credit Agreement" shall mean that certain Loan and Security Agreement dated as of the Closing Date by and among the Lessee, certain of its subsidiaries and Congress Financial Corporation, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

        "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 10.1 of the Lessee Credit Agreement.

        "Lessee Security Agreement" shall mean that certain Security Agreement dated as of the Closing Date between the Lessee and Lessor, as assigned by Lessor as collateral to Agent, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

        "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

        "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

        "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

        "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

        "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

        "Loan Basic Rent" shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including any overdue amounts under Section 2.8(b) of the Credit Agreement or otherwise).

        "Loan Property Cost" shall mean, with respect to each Property the amount set forth in the column labeled "Loan Property Cost" opposite such Property's location in Exhibit M to the Participation Agreement.

        "Loans" shall mean the loans extended pursuant to the Tranche A Credit Agreement or the Tranche B Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

"Majority Holders" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

"Majority Secured Parties" shall have the meaning given to such term in Section
1.1 of the Intercreditor Agreement.

        "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Credit Parties (on a consolidated basis), (b) the ability of any Credit Party to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

        "Maturity Date" shall mean the Expiration Date.

"Maximum Residual Guarantee Amount" shall mean the greater of (a) an amount equal to the product of the aggregate Property Cost for all of Properties times seventy percent (70%) and (b) the outstanding balance of Tranche A Loans for all Properties.

        "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

"Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on any Property, in form and substance reasonably acceptable to the Agent.

        "Multiemployer Plan" shall mean any plan described in Section 4001(a)
(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

        "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

        "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

        "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

        "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

        "Operative Agreements" shall mean the following: the Participation Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Security Agreement, the Mortgage Instruments, the Intercreditor Agreement, the other Security Documents, the Deeds and the and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

"Original Executed Counterpart" shall have the meaning given to such term in
Section 5 of EXHIBIT A to the Lease.

"Out Parcel" shall have the meaning given to such term in Section 22.6 of the Lease.

        "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

        "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

        "Owner Trustee," "Borrower" or "Lessor" shall mean State Street Bank and Trust Company of Connecticut, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee jointly and severally under the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable), and any successor, replacement and/or additional Owner Trustee expressly permitted under the Operative Agreements.

        "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

        "Participation Agreement" shall mean the Participation Agreement dated on or about the Closing Date, among the Lessee, the Guarantors, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

        "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

        "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Pep Boys California" shall mean The Pep Boys Manny Moe & Jack of California, a California corporation.

        "Pep Boys Delaware" shall mean Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation.

        "Pep Boys Parent" shall mean The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

        "Permitted Facility" shall mean a retail outlet or distribution center, as applicable, of the type and size customarily used and operated by the Lessee in its ordinary course of business as of the Closing Date.

        "Permitted Holders" shall have the meaning given to such term in the Lessee Credit Agreement.

        "Permitted Liens" shall mean:

                (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

                (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                (g) Liens in favor of municipalities to the extent agreed to by the Lessor;

                (h) to the extent agreed to by the Lessor, easements, rights of way, covenants, restrictions and similar liens and encumbrances which do not individually or in the aggregate have a material adverse effect on the value of the Property as currently used; and

                (i) any other Liens approved or otherwise permitted by the Agent.

        "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

        "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

        "Property" shall mean the properties described on the schedules to the Lease Supplements and in the attachments to the Mortgage Instruments (including, without limitation, all Improvements and Equipment related thereto).

        "Property Cost" shall mean, with respect to each Property the amount set forth in the column labeled "Property Cost" opposite such Property's street address in Exhibit M to the Participation Agreement.

        "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

        "Reference Bank" shall mean First Union National Bank or such other bank as the Agent may from time to time designate.

        "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

        "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

        "Reportable Event" shall have the meaning specified in ERISA.

        "Requested Funds" shall mean any funds requested by the Lessee, as applicable, in accordance with Section 5 of the Participation Agreement.

        "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

        "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restoration" shall have the meaning given to such term in Section 15.1(e) of the Lease.

        "Revolving Loan Agreements" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Revolving Loan Lender" shall have the meaning given to such term in
Section 1.1 of the Intercreditor Agreement.

        "Revolving Loan Obligations" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

        "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

        "Sale Option" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

        "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the first day of each calendar month, unless such day is not a Business Day and in such case on the immediately preceding Business Day, (b) as to any ABR Loan or any ABR Holder Advance, the first day of each calendar month, unless such day is not a Business Day and in such case on the immediately preceding Business Day and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

        "Second Priority Real Estate Liens" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Secured Parties" shall have the meaning given to such term in the Security Agreement.

        "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

        "Security Agreement" shall mean the Security Agreement dated on or about the Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

        "Security Documents" shall mean the collective reference to the Security Agreement, the Lessee Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

        "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition of the Property other than hard costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3 of the Participation Agreement.

        "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one
(1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

        "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

        "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

        "Taxes" shall have the meaning specified in the definition of "Impositions".

        "Term" shall have the meaning specified in Section 2.2 of the Lease.

        "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

        "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

        "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

        "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or
(ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

        "Third Priority Real Estate Liens" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 2.1 to the Credit Agreement, provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule
2.1 to Credit Agreement.

        "Tranche A Credit Agreement" shall mean the Credit Agreement, dated on or about the Closing Date, among the Lessor, the Agent and the Tranche A Lenders, as specified therein.

        "Tranche A Indebtedness" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche A Lenders" shall mean Congress Financial Corporation and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

        "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitments.

        "Tranche A Mortgage Instrument" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

        "Tranche A Priority Collateral" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 2.1 to the Credit Agreement, provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule
2.1 to Credit Agreement.

        "Tranche B Credit Agreement" shall mean the Credit Agreement, dated on or about the Closing Date, among the Lessor, the Agent and the Tranche B Lenders, as specified therein.

        "Tranche B Credit Agreement Event of Default" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche B Indebtedness" shall have the meaning given to such term in
Section 1.1 of the Intercreditor Agreement.

        "Tranche B Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

        "Tranche B Loans" shall mean the Loans made pursuant to the Tranche B Commitments.

        "Tranche B Mortgage Instrument" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

        "Tranche B Priority Collateral" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in Section 7.1 of the Participation Agreement and the following:

                (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for any Credit Party in connection with the transaction contemplated by the Operative Agreements;

                (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

                (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

        "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

        "Trust" shall mean the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable).

        "Trust Agreement" shall mean, collectively or individually as the context requires, the Trust Agreement (1995) and the Trust Agreement (1997).

        "Trust Agreement (1995)" shall mean the Amended and Restated Trust Agreement dated on or about the Closing Date between the Holders and the Owner Trustee under the 1995 Pep Boys Leased Property Trust.

        "Trust Agreement (1997)" shall mean the Amended and Restated Trust Agreement dated on or about the Closing Date between the Holders and the Owner Trustee under the 1997 Pep Boys II Leased Property Trust.

        "Trust Company" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

        "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

        "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

        "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

        "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

        "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

        "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

        "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

        "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Voting Stock" shall mean respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

        "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by Pep Boys Parent and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.